Exhibit 2.3

ARCOS DORADOS B.V.
as Issuer
ARCOS DORADOS HOLDINGS INC.
as Parent Guarantor
THE SUBSIDIARY GUARANTORS
named herein
CITIBANK, N.A.
as Trustee, Registrar, Paying Agent and Transfer Agent
and
BANQUE INTERNATIONALE À LUXEMBOURG, SOCIÉTÉ ANONYME
as Luxembourg Paying Agent

________________________
INDENTURE
Dated as of January 29, 2025
________________________

6.375% SENIOR NOTES DUE 2032

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SCHEDULE I    McDonald’s Foreign Pledge Agreements
SCHEDULE II    Secured Restricted Real Estate

EXHIBIT A    Form of Note
EXHIBIT B    Form of Certificate for Transfer to QIB
EXHIBIT C    Form of Certificate for Transfer Pursuant to Regulation S
EXHIBIT D    Form of Certificate for Transfer Pursuant to Rule 144
EXHIBIT E    Form of Supplemental Indenture for Note Guarantee
EXHIBIT F        Form of Indenture Offer Letter and Indenture Acceptance Letter

INDENTURE, dated as of January 29, 2025, among Arcos Dorados B.V., a Dutch private limited liability company (besloten venmootschap met beperkte aansprakelijkheid) (the “Company”), Arcos Dorados Holdings Inc., a British Virgin Islands business company (the “Parent Guarantor”), the Subsidiary Guarantors named herein (as defined below), Citibank, N.A., a national banking association as trustee (the “Trustee”), and registrar (the “Registrar”), paying agent and transfer agent, and Banque Internationale à Luxembourg, Société Anonyme (the “Luxembourg Paying Agent”).
Each party agrees as follows for the benefit of the other parties and of the Holders of the Initial Notes and any Additional Notes (in each case as defined herein):
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.1Definitions.
“Accounts Receivable” means (1) accounts receivable, (2) franchise fee payments and other revenues related to franchise agreements, (3) royalty and other similar payments made related to the use of trade names and other intellectual property, business support, training and other services and (4) revenues related to distribution and merchandising of the products of the Parent Guarantor and its Subsidiaries.
“Acquired Indebtedness” means Indebtedness of a Person or any of its subsidiaries existing at the time such Person becomes a Subsidiary of the Parent Guarantor or at the time it merges or consolidates with the Parent Guarantor or any of its Subsidiaries or is assumed in connection with the acquisition of assets from such Person. Acquired Indebtedness will be deemed to have been Incurred at the time such Person becomes a Subsidiary or at the time it merges or consolidates with the Parent Guarantor or a Subsidiary or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person.
“Additional Amounts” has the meaning set forth under Section 3.11.
“Additional Note Board Resolutions” means resolutions duly adopted by the Board of Directors of the Company and delivered to the Trustee in an Officers’ Certificate providing for the issuance of Additional Notes.
“Additional Note Supplemental Indenture” means a supplement to this Indenture duly executed and delivered by the Company and the Trustee pursuant to Article IX providing for the issuance of Additional Notes.
“Additional Notes” means any additional Notes as specified in the relevant Additional Note Board Resolutions or Additional Note Supplemental Indenture issued therefor in accordance with this Indenture.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. Solely for purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Agent Members” has the meaning assigned to it in Section 2.7(b).
“Attributable Debt” means (i) with respect to a Sale and Lease-Back Transaction relative to any property, at the time of determination, the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended), discounted at the applicable rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the securities of all series then outstanding under this Indenture) and (ii) in the case of any lease which is terminable by the lessee upon the payment of a penalty, the net amount of such lease shall be the lesser of (x) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be terminated) or (y) the net amount determined assuming no such termination.
“Authenticating Agent” has the meaning assigned to it in Section 2.2(d).
“Authorized Agent” has the meaning assigned to it in Section 11.6(d).
“Bankruptcy Law” means Title 11, U.S. Code or any similar U.S. federal or state law or non-U.S. law for the relief of debtors, including the Insolvency Act, 2003 of the British Virgin Islands.
“Bankruptcy Law Event of Default” means:
(1)the Parent Guarantor, the Company or any Significant Subsidiary, or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or under or within the meaning of any Bankruptcy Law:
(a)commences a voluntary case or proceeding;
(b)consents to the making of a Bankruptcy Order in an involuntary case or proceeding or consents to the commencement of any case against it (or them);
(c)consents to the appointment of a custodian, receiver, liquidator, assignee, trustee, síndico, conciliador, sequestrator or similar official of it (or them) or for all or any substantial part of its property;

(d)makes a general assignment for the benefit of its (or their) creditors;
(e)files an answer or consent seeking reorganization or relief;
(f)admits in writing its inability to pay its (or their) debts generally; or
(g)consents to the filing of a petition in bankruptcy;
(2)a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company, the Parent Guarantor, or any Significant Subsidiary, or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, or of all or any substantial part of the property of the Company, the Parent Guarantor, or any Significant Subsidiary, or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, and such Bankruptcy Order remains unstayed and in effect for 60 consecutive days; or
(3)a custodian, receiver, liquidator, assignee, trustee, síndico, conciliador, sequestrator or similar official is appointed out of court with respect to the Company, the Parent Guarantor, or any Significant Subsidiary, or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, or with respect to all or any substantial part of the assets or properties of the Company, the Parent Guarantor, or any Significant Subsidiary, or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.
“Bankruptcy Order” means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, receivership, winding-up, dissolution, suspension of payments, reorganization or similar proceedings, or appointing a custodian of a debtor or of all or any substantial part of a debtor’s property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.
“BBVA Letter of Credit Agreement” means the Letter of Credit Agreement, dated as of October 25, 2024, between the Company and Banco Bilbao Vizcaya Argentaria, S.A. New York Branch (BBVA), as issuing bank.
“Board of Directors” means, with respect to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof and with respect to the Company means the “directie.”
“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary, or in the case of the Company, a director, of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Brazilian Master Franchisee” means Arcos Dourados Comércio de Alimentos S.A., or any successor to its rights and obligations under the Third Amended and Restated

Master Franchise Agreement, dated as of December 30, 2024, among McDonald’s Latin America and Arcos Dourados Comércio de Alimentos S.A., as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Business Day” means a day, other than a Saturday, a Sunday, or a legal holiday or a day on which commercial banks and foreign exchange markets are authorized or obligated to close in the City of New York.
“Call Option Closing Date” means the date on which the equity interests of the Master Franchisee or the Brazilian Master Franchisee are transferred to McDonald’s upon McDonald’s exercise of the McDonald’s Call Option and the Call Option Price in respect thereof is paid by McDonald’s to the Parent Guarantor.
“Call Option Price” means the price payable by McDonald’s to the Parent Guarantor upon exercise by McDonald’s of the McDonald’s Call Option in respect of the equity interests of the Master Franchisee or the Brazilian Master Franchisee.
“Call Option Redemption Event” means the occurrence of the Call Option Closing Date and the payment of the Call Option Price by McDonald’s to the Parent Guarantor, but only with respect to the Master Franchisee and/or the Brazilian Master Franchisee.
“Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated and whether or not voting) of equity of such Person, including each class of Common Stock, Preferred Stock, limited liability interests or partnership interests, but excluding any debt securities convertible into such equity.
“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP. For purposes of this definition, the amount of such obligations at any date will be the capitalized amount of such obligations at such date, determined in accordance with GAAP.
“Certificated Note” means any Note issued in fully-registered certificated form (other than a Global Note), which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.8 and Exhibit A.
“Change of Control” means the occurrence of one or more of the following events:
(1)The Permitted Holders cease to be the “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of 30.0% of the voting power of the Voting Stock of the Parent Guarantor (including any Parent Guarantor Surviving Entity or Issuer Surviving Entity, as applicable), the Master Franchisee or the Brazilian Franchisee;

(2)individuals appointed by the Permitted Holders cease for any reason to constitute a majority of the members of the Board of Directors of the Parent Guarantor, the Master Franchisee or the Brazilian Franchisee;
(3)the sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of the assets of the Parent Guarantor, the Master Franchisee or the Brazilian Franchisee determined on a consolidated basis, to any “person” (as defined in Sections 13d and 14d under the Exchange Act), whether or not otherwise in compliance with the Indenture, other than a Permitted Holder; or
(4)the approval by the holders of Capital Stock of the Parent Guarantor, the Master Franchisee or the Brazilian Franchisee of any plan or proposal for the liquidation or dissolution of the Parent Guarantor, Company, the Master Franchisee or the Brazilian Franchisee, whether or not otherwise in compliance with the Indenture.
“Change of Control Notice” means notice of a Change of Control Offer made pursuant to Section 3.7, which shall be sent to each record Holder as shown on the Note Register within 30 days following the date upon which a Change of Control Repurchase Event occurred, with a copy to the Trustee, in the manner provided for in Section 11.1 and which notice shall govern the terms of the Change of Control Offer and shall state:
(1)that a Change of Control Repurchase Event has occurred, the circumstances or events causing such Change of Control Repurchase Event and that a Change of Control Offer is being made pursuant to Section 3.7, and that all Notes that are timely tendered shall be accepted for payment;
(2)the Change of Control Payment, and the Change of Control Payment Date;
(3)that any Notes or portions thereof not tendered or accepted for payment shall continue to accrue interest;
(4)that, unless the Company defaults in the payment of the Change of Control Payment with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date;
(5)that any Holder electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer shall be required to tender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6)that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder’s election to have such Notes or portions thereof purchased pursuant to the Change of Control Offer;

(7)that any Holder electing to have Notes purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be U.S.$200,000 or an integral multiple of U.S.$1,000 in excess thereof;
(8)that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part shall be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion shall be equal in principal amount to U.S.$200,000 or an integral multiple of U.S.$1,000 in excess thereof;
(9)that the Trustee shall return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on the schedule of increases and decreases thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note;
(10)that, in the event that Holders of not less than 95% of the aggregate principal amount of the Outstanding Notes accept a Change of Control Offer and the Company or a third party purchases all of the Notes held by such Holders, the Company shall have the right, upon prior notice, to redeem all of the Notes that remain outstanding in accordance with Section 3.7(e); and
(11)any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to Section 3.7.
“Change of Control Offer” has the meaning assigned to it in Section 3.7(a).
“Change of Control Payment” has the meaning assigned to it in Section 3.7.
“Change of Control Payment Date” means a Business Day no earlier than 30 days nor later than 60 days subsequent to the date on which the Change of Control Notice is mailed (other than as may be required by applicable law);
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Downgrade Event.
“Commodity Agreement” means, with respect to any Person, any commodity swap agreement, commodity cap agreement, commodity collar agreement, commodity or raw material futures contract or any other agreement as to which such Person is a party designed to manage commodity risk of such Person.
“Common Stock” means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common equity interests, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common equity interests.

“Company” means the party named as such in the introductory paragraph to this Indenture and its successors and assigns, including any Issuer Surviving Entity.
“Company Order” has the meaning assigned to it in Section 2.2(c).
“Consolidated Adjusted EBITDA” means, with respect to any Person for any period, Consolidated Net Income for such Person for such period, plus the following (without duplication) to the extent deducted or added in calculating such Consolidated Net Income:
(1)Consolidated Interest Expense for such Person for such period;
(2)Consolidated Income Tax Expense for such Person for such period;
(3)Consolidated Non-cash Charges for such Person for such period;
(4)any non-operating and/or non-recurring charges, expenses or losses of such Person and its Subsidiaries for such period; and
(5)the amount of loss on any sale of Accounts Receivables and related assets to a Securitization Subsidiary in connection with a Permitted Receivables Financing;
(6)less (x) all non-cash credits and gains increasing Consolidated Net Income for such Person for such period, (y) all cash payments made by such Person and its Subsidiaries during such period relating to non-cash charges that were added back in determining Consolidated Adjusted EBITDA in any prior period and (z) non-operating and/or non-recurring income or gains (less all fees and expenses related thereto) increasing Consolidated Net Income of such Person and its Subsidiaries for such period.
Notwithstanding the foregoing, the items specified in clauses (1) and (3) above for any Subsidiary will be added to Consolidated Net Income in calculating Consolidated Adjusted EBITDA for any period:
(a)in proportion to the percentage of the total Capital Stock of such Subsidiary held directly or indirectly by such Person at the date of determination; and
(b)to the extent that a corresponding amount would be permitted at the date of determination to be distributed to such Person by such Subsidiary pursuant to its charter and bylaws (estatutos sociales) and each law, regulation, agreement or judgment applicable to such distribution.
“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and any other income taxes payable by such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Expense” means, with respect to any Person for any period, the sum (without duplication) determined on a consolidated basis in accordance with GAAP of:

(1)the aggregate of cash and non-cash interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation, the following (whether or not interest expense in accordance with GAAP):
(a)any amortization or accretion of debt discount or any interest paid on Indebtedness of such Person and its Subsidiaries in the form of additional Indebtedness;
(b)any amortization of deferred financing costs;
(c)the net costs under Hedging Obligations (including amortization of fees) in respect of Indebtedness or that are otherwise treated as interest expense or equivalent under GAAP; provided that if Hedging Obligations result in net benefits rather than costs, such benefits will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;
(d)all capitalized interest;
(e)the interest portion of any deferred payment obligation;
(f)any premiums, fees, discounts, expenses and losses on the sale of accounts receivable (and any amortization thereof) payable by the Parent Guarantor or any Subsidiary in connection with a Permitted Receivables Financing;
(g)commissions, discounts and other fees and charges Incurred in respect of letters of credit or bankers’ acceptances; and
(h)any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on the assets of such Person or one of its Subsidiaries, whether or not such Guarantee or Lien is called upon; and
(2)the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period.
“Consolidated Net Income” means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries (after deducting (or adding) the portion of such net income (or loss) attributable to minority interests in Subsidiaries of such Person) for such period on a consolidated basis, determined in accordance with GAAP; provided that there will be excluded therefrom to the extent reflected in such aggregate net income (loss):
(1)any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(2)any gain (or loss) from foreign exchange translation or change in net monetary position;
(3)any net gain or loss (after any offset) resulting in such period from Hedging Obligations entered into for bona fide hedging purposes and not for speculative purposes; provided that the net effect on income or loss (including in any prior periods) will be included upon any termination or early extinguishment of such Hedging Obligations, other than any Hedging Obligations with respect to Indebtedness (that is not itself a Hedging Obligation) and that are extinguished concurrently with the termination or other prepayment of such Indebtedness; and
(4)the cumulative effect of changes in accounting principles.
“Consolidated Net Tangible Assets” means the total consolidated assets of the Parent Guarantor and its Subsidiaries, as shown on the most recent balance sheet of the Parent Guarantor provided to the Trustee pursuant to Section 3.10 (or required to be provided thereunder), less (1) all current liabilities of the Parent Guarantor and its Subsidiaries after eliminating (a) all intercompany items between the Parent Guarantor, the Company and any Subsidiaries or between Subsidiaries and (b) all current maturities of long-term Indebtedness; and (2) all goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expenses, organization expenses and any other amounts classified as intangible assets in accordance with GAAP; all calculated in accordance with GAAP and calculated on a pro forma basis to give effect to any acquisition or disposition of companies, divisions, lines of businesses or operations by the Parent Guarantor, the Company and its Subsidiaries subsequent to such date and on or prior to the date of determination.
“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses or losses of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which constitutes an accrual of or a reserve for cash charges for any future period or the amortization of a prepaid cash expense paid in a prior period).
“Corporate Trust Office” means (i) solely for the purposes of the transfer, surrender and exchange of the Notes or for the presentment of Notes for final payment thereon, 388 Greenwich Street, 26th Floor, New York, New York 10013, Attention: Peter Lopez – Agency & Trust - Administrator for Arcos Dorados, and (ii) for all other purposes, the office of the Trustee at which any particular time its corporate trust business shall be principally administered (which office as of the date of this Indenture is located at Citibank, N.A., Attention: Citi Agency & Trust, Arcos Dorados, 388 Greenwich Street, 4th Floor, New York, NY 10013), or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
“Covenant Defeasance” has the meaning assigned to it in Section 8.1(c).

“Currency Agreement” means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party designed solely to hedge foreign currency risk of such Person.
“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.
“Defaulted Interest” has the meaning assigned to it in paragraph 1 of the Form of Reverse Side of Note contained in Exhibit A.
“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof.
“Distribution Compliance Period” means, with respect to any Regulation S Global Note, the 40 consecutive days beginning on and including the later of (a) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in Regulation S under the Securities Act) pursuant to Regulation S and (b) the issue date for such Notes.
“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company that is a clearing agency registered under the Exchange Act.
“Event of Default” has the meaning assigned to it in Section 6.1.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.
“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided that the Fair Market Value of any such asset or assets will be determined conclusively by the Board of Directors of the Company acting in good faith, and will be evidenced by a Board Resolution.
“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and its successors.
“Franchise Documents” means the Master Franchise Agreements and any other documents pursuant to which the Parent Guarantor or any of its Subsidiaries has acquired the right to operate any franchised restaurant in Argentina, Aruba, Brazil, Chile, Colombia, Costa Rica, Curacao, Ecuador, French Guiana, Guadeloupe, Martinique, Mexico, Panama, Peru, Puerto Rico, Trinidad and Tobago, Uruguay, Venezuela and the U.S. Virgin Islands of St. Thomas and St. Croix, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“GAAP” means generally accepted accounting principles in effect in the United States.
“Global Note” means any Note issued in fully-registered certificated form to DTC (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.8 and Exhibit A.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person:
(1)to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise; or
(2)entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part;
(3)provided that “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. “Guarantee,” when used as a verb, has a corresponding meaning.
“Guarantors” means the Parent Guarantor and each Subsidiary Guarantor.
“Hedging Obligations” means the obligations of any Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.
“Holder” means the Person in whose name a Note is registered in the Note Register.
“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness (and “Incurrence” and “Incurred” will have meanings correlative to the foregoing), provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Parent Guarantor will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary of the Parent Guarantor and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of dividends on Disqualified Capital Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Capital Stock or Preferred Stock will be considered an Incurrence of Indebtedness.
“Indebtedness” means, with respect to any Person, without duplication:
(1)the principal amount (or, if less, the accreted value) of all obligations of such Person for borrowed money;

(2)the principal amount (or, if less, the accreted value) of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3)all Capitalized Lease Obligations of such Person;
(4)all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);
(5)all reimbursement obligations in respect of letters of credit, banker’s acceptances or similar credit transactions (except to the extent Incurred in the ordinary course of business and such obligation is satisfied within 20 Business Days of Incurrence);
(6)guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;
(7)all Indebtedness of any other Person of the type referred to in clauses (1) through (6) above which is secured by any Lien on any property or asset of such Person, the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such property or asset and the amount of the Indebtedness so secured;
(8)all net obligations under Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time);
(9)the amount of all Permitted Receivables Financings of such Person; and
(10)all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; provided that:
(a)if the Disqualified Capital Stock does not have a fixed repurchase price, such maximum fixed repurchase price will be calculated in accordance with the terms of the Disqualified Capital Stock as if the Disqualified Capital Stock were purchased on any date on which Indebtedness will be required to be determined pursuant to the Indenture; and
(b)if the maximum fixed repurchase price is based upon, or measured by, the fair market value of the Disqualified Capital Stock, the fair market value will be the Fair Market Value thereof.
The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingency obligations at such date.
“Indenture” means this Indenture, as amended or supplemented from time to time, including the Exhibits hereto, and any supplemental indenture hereto.
“Initial Notes” means any of the Company’s 6.375% Senior Notes due 2032 payable in U.S. Dollars issued on the Issue Date, and any replacement Notes issued therefor in accordance with this Indenture.
“Interest Payment Date” means the stated due date of an installment of interest on the Notes as specified in the Form of Face of Note contained in Exhibit A.
“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of hedging agreements designed solely to hedge interest rate risk of such Person.
“Issue Date” means the date of this Indenture (being the original issue date of Notes hereunder).
“Issuer Surviving Entity” has the meaning set forth in Section 4.1(b).
“Itau Letter of Credit Agreement” means the Continuing Standby Letter of Credit Agreement, dated as of June 14, 2024, as amended, between the Company and Itaú Unibanco S.A. Miami Branch, as issuing bank.
“JPM Letter of Credit Agreement” means the Letter of Credit Reimbursement Agreement, dated as of November 3, 2015, as amended, between the Company and JPMorgan Chase Bank N.A., as issuing bank.
“L/C Documents” means the Letters of Credit, the Letter of Credit Agreements, the L/C Security Documents and each other agreement, instrument or document delivered in connection with the foregoing, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“L/C Security Documents” means the Security Agreement dated as of May 9, 2011 made by the Subsidiaries of the Parent Guarantor party thereto and the Pledge Agreement dated as of May 9, 2011 made by the Subsidiaries of the Parent Guarantor party thereto, in each case to secure the obligations under the Itau Letter of Credit Agreement; and the Guaranty dated as of November 3, 2015 made by the Subsidiaries of the Parent Guarantor party thereto to secure the obligations under the JPM Letter of Credit Agreement.
“Legal Defeasance” has the meaning assigned to it in Section 8.1(b).
“Letter of Credit Agreements” means the BBVA Letter of Credit Agreement, the Itau Letter of Credit Agreement and the JPM Letter of Credit Agreement.

“Letters of Credit” means (i) the irrevocable standby letter of credit issued on June 25, 2024, for the account of the Parent Guarantor and the subsidiary guarantors identified thereto, for the benefit of McDonald’s Latin America, pursuant to the Itau Letter of Credit Agreement, (ii) the irrevocable standby letter of credit issued on November 3, 2015, for the account of the Parent Guarantor and the subsidiary guarantors identified thereto, for the benefit of McDonald’s Latin America, pursuant to the JPM Letter of Credit Agreement; and (iii) the irrevocable standby letter of credit issued on October 25, 2024, for the account of the Company and the subsidiary guarantors identified thereto, for the benefit of McDonald’s Latin America, pursuant to the BBVA Letter of Credit Agreement.
“Legal Holiday” has the meaning assigned to it in Section 11.5.
“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest); provided that the lessee in respect of a Capitalized Lease Obligation or Sale and Lease-Back Transaction will be deemed to have Incurred a Lien on the property leased thereunder; provided that in no event shall an operating lease be deemed to constitute a Lien.
“Luxembourg” means the Grand Duchy of Luxembourg.
“Luxembourg Paying Agent” means the party named as such in the introductory paragraph of this Indenture until such party resigns or is removed by the Company from such role; provided that, if such party is replaced by a successor in accordance with the terms of this Indenture, “Luxembourg Paying Agent” shall thereafter mean such successor.
“Master Franchise Agreements” means the Second Amended and Restated Master Franchise Agreement, dated as of December 30, 2024, among McDonald’s Latin America, the Parent Guarantor, the Company and the other parties thereto, and the Third Amended and Restated Master Franchise Agreement, dated as of December 30, 2024, among McDonald’s Latin America and Arcos Dourados Comércio de Alimentos S.A., as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Master Franchisee” means Arcos Dorados B.V., or any successor to its rights and obligations under the Second Amended and Restated Master Franchise Agreement, dated as of December 30, 2024, among McDonald’s Latin America, the Parent Guarantor, the Company and the other parties thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Maturity Date” means, when used with respect to any Note, the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, call for redemption, exercise of the repurchase right or otherwise.
“McDonald’s” means McDonald’s Corporation and its Subsidiaries.

“McDonald’s Call Option” means the “Call Option” referred to in the Master Franchise Agreements.
“McDonald’s Foreign Pledge Agreements” means, collectively, the pledge agreements listed on Schedule I to this Indenture.
“McDonald’s Latin America” means McDonald’s Latin America, LLC, a limited liability company organized under the laws of the State of Delaware.
“McDonald’s Mortgage” means any mortgages granted in favor of McDonald’s Latin America on Secured Restricted Real Estate, in each case securing obligations owing to McDonald’s Latin America under the Second Amended and Restated Master Franchise Agreement, dated as of December 30, 2024, among McDonald’s Latin America, the Parent Guarantor, the Company and the other parties thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time, in an aggregate amount not to exceed the undrawn portion of the Letter of Credit on the date of termination thereof.
“McDonald’s Security Documents” means the McDonald’s U.S. Stock Pledge Agreement, dated as of August 3, 2007, made by the Parent Guarantor and the other parties thereto in favor of McDonald’s Latin America, and the McDonald’s Foreign Pledge Agreements and any other agreement, instrument or document under which any Lien is granted to secure obligations under the Franchise Documents, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.
“Non-Guarantor Subsidiary” has the meaning assigned to it in Section 10.5.
“Non-U.S. Person” means a person who is not a U.S. person, as defined in Regulation S.
“Note Custodian” means the custodian with respect to any Global Note appointed by DTC, or any successor Person thereto, and shall initially be the Trustee.
“Note Guarantee” means the unconditional guarantee, on a joint and several basis, of the full and prompt payment of all obligations of the Company under this Indenture and the Notes, in accordance with the terms of Article X.
“Note Register” has the meaning assigned to it in Section 2.3(a).
“Notes” means, collectively, the Initial Notes and any Additional Notes issued under this Indenture.
“Offering Memorandum” means the Company’s offering memorandum dated January 23, 2025, used in connection with the Original Offering of Notes.
“Officer” means, when used in connection with any action to be taken by the Parent Guarantor, the Company or Subsidiary, the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Director of Corporate

Finance, the Chief Legal Officer, the Treasurer or any Assistant Treasurer and the Secretary or any Assistant Secretary (or, in each case, the officers of the Company with equivalent positions).
“Officers’ Certificate” means, when used in connection with any action to be taken by the Parent Guarantor, the Company or Subsidiary, a certificate signed by two Officers of the Parent Guarantor, the Company or such Subsidiary, and delivered to the Trustee.
“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company (except as otherwise provided in this Indenture), obtained at the expense of the Company, a Parent Guarantor Surviving Entity or Issuer Surviving Entity or a Subsidiary, and who is reasonably acceptable to the Trustee.
“Original Offering of Notes” means the original private offering of the Initial Notes, which were issued on the Issue Date.
“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
(1)Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
(2)Notes, or portions thereof, for the payment, redemption or, in the case of a Change of Control Offer, purchase of, which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Parent Guarantor, the Company or an Affiliate of the Company) in trust or set aside and segregated in trust by the Parent Guarantor, the Company or an Affiliate of the Company (if the Parent Guarantor, the Company or such Affiliate of the Company is acting as Paying Agent) for the Holders of such Notes; provided that, if Notes (or portions thereof) are to be redeemed or purchased, notice of such redemption or purchase has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;
(3)Notes which have been paid pursuant to Section 2.10(c) or which have been surrendered pursuant to Section 2.10 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser in whose hands such Notes are valid obligations of the Company; and
(4)Solely to the extent provided in Article VIII, Notes which are subject to Legal Defeasance or Covenant Defeasance as provided in Article VIII;
provided, however, that in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor under the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.
“Par Call Date” has the meaning assigned to it in the Form of Face of Note contained in Exhibit A.
“Parent Guarantor Surviving Entity” has the meaning set forth in Section 4.1(a).
“Paying Agent” has the meaning assigned to it in Section 2.3(a).
“Permitted Business” means the business or businesses conducted by the Parent Guarantor and its Subsidiaries as of the Issue Date and any business ancillary or complementary thereto.
“Permitted Holders” means (1) Woods W. Staton and any Related Party of Mr. Staton and (2) any Person both the Capital Stock and the Voting Stock of which (or in the case of a trust, the beneficial interests in which) are owned directly or indirectly 51% or more by Persons specified in clause (1).
“Permitted Liens” means any of the following Liens:
(1)Liens existing on the Issue Date and any extension, renewal or replacement thereof;
(2)statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;
(3)(a) licenses, sublicenses, leases or subleases granted by the Parent Guarantor or any of its Subsidiaries to other Persons not materially interfering with the conduct of the business of the Parent Guarantor or any of its Subsidiaries and (b) any interest or title of a lessor, sublessor or licensor under any lease or license agreement permitted by the Indenture to which the Parent Guarantor or any Subsidiary is a party;
(4)Liens Incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, customs duties, bids, leases, government performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(5)Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(6)Liens on patents, trademarks, service marks, trade names, copyrights, technology, know-how and processes to the extent such Liens arise from the granting of license to use such patents, trademarks, service marks, trade names, copyrights, technology, know-how and processes to any Person in the ordinary course of business of the Parent Guarantor or any of its Subsidiaries;
(7)Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;
(8)Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Parent Guarantor or a Subsidiary, including rights of offset and set-off;
(9)Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings, provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;
(10)encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(11)deposits in the ordinary course of business securing liability for reimbursement obligations of insurance carriers providing insurance to the Parent Guarantor or its Subsidiaries and any Liens thereon;
(12)judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceeding may be initiated has not expired;
(13)Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution or, in respect of the Company, arising under Article 24 or 25 of the general terms and conditions (Algemene Bankvoorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse

Vereniging van Banken) or any similar term applied by a financial institution in the Netherlands pursuant to its general terms and conditions;
(14)Liens securing Hedging Obligations;
(15)Liens to secure any Refinancing Indebtedness which is Incurred to Refinance any Indebtedness and which has been secured by a Lien permitted under this Indenture; provided that such new Liens:
(a)are no less favorable to the Holders of Notes and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and
(b)do not extend to any property or assets other than the property or assets securing the Indebtedness Refinanced by such Refinancing Indebtedness;
(16)Liens securing Indebtedness or other obligations of a Subsidiary owing to the Parent Guarantor or another Subsidiary;
(17)Liens securing Acquired Indebtedness not incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation; provided that
(a)such Liens secured such Acquired Indebtedness at the time of and prior to the Incurrence of such Acquired Indebtedness by the Parent Guarantor or a Subsidiary and were not granted in connection with, or in anticipation of the Incurrence of such Acquired Indebtedness by the Parent Guarantor or a Subsidiary; and
(b)such Liens do not extend to or cover any property of the Parent Guarantor or any Subsidiary other than the property that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Parent Guarantor or a Subsidiary and are no more favorable to the lienholders than the Liens securing the Acquired Indebtedness prior to the Incurrence of such Acquired Indebtedness by the Parent Guarantor or a Subsidiary;
(18)purchase money Liens securing Purchase Money Indebtedness or Capitalized Lease Obligations Incurred to finance the acquisition or leasing of property of the Parent Guarantor or a Subsidiary used in a Permitted Business; provided that:
(a)the related Purchase Money Indebtedness does not exceed the cost of such property and will not be secured by any property of the Parent Guarantor or any Subsidiary other than the property so acquired; and
(b)the Lien securing such Indebtedness will be created within 365 days of such acquisition;

(19)Liens securing an amount of Indebtedness outstanding at any one time (together with any Sale and Lease-Back Transaction (as defined below) that would otherwise be prohibited by Section 3.9 of this Indenture) not to exceed the greater of (a) U.S.$225,000,000 (or the equivalent in other currencies) or (b) 15% of Consolidated Net Tangible Assets;
(20)Liens under the L/C Documents;
(21)Liens in favor of McDonald’s Latin America created pursuant to the McDonald’s Security Documents and the McDonald’s Mortgages;
(22)the interest of McDonald’s Latin America, as franchisor under the Franchise Documents;
(23)Any Liens, including any netting or set-off, created by operation of law as a result of a fiscal unity (fiscale eenheid) for Dutch tax purposes; and
(24)Liens arising under any Permitted Receivables Financing.
“Permitted Receivables Financing” means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires Accounts Receivable of the Parent Guarantor or any Subsidiaries and enters into a third-party financing thereof on terms that the Board of Directors has concluded are customary and market terms fair to the Parent Guarantor and its Subsidiaries.
“Person” means an individual, partnership, limited partnership, corporation, company, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.
“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.
“Private Placement Legend” has the meaning assigned to it in Section 2.8(b).
“Purchase Money Indebtedness” means Indebtedness Incurred for the purpose of financing all or any part of the purchase price, or other cost of construction or improvement of any property; provided that the aggregate principal amount of such Indebtedness does not exceed such purchase price or cost, including any Refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of the Refinancing.
“QIB” means any “qualified institutional buyer” (as defined in Rule 144A).
“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“Rating Downgrade Event” means the rating on the Notes is lowered from their rating then in effect as a result of any event or circumstance comprised of or arising as a result of, or in respect of, a Change of Control (or pending Change of Control) by at least two of the Rating Agencies on any date during the period (the “Trigger Period”) from the date of the public announcement by the Company of a Change of Control (or pending Change of Control) until the end of the 60-day period following public announcement by the Company of the consummation of a Change of Control (which Trigger Period shall be extended following the consummation of the Change of Control so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies). In the event that less than two Rating Agencies are providing a rating for the Notes at the commencement of any Trigger Period, then a “Rating Downgrade Event” shall be deemed to have occurred during that Trigger Period. Notwithstanding the foregoing, no Rating Downgrade Event will be deemed to have occurred as a result of any event or circumstance comprised of or arising as a result of, or in respect of, a Change of Control unless and until such Change of Control has actually been consummated.
“Record Date” has the meaning assigned to it in the Form of Face of Note contained in Exhibit A.
“Redemption Date” means, with respect to any redemption of Notes, the date fixed for such redemption pursuant to this Indenture and the Notes.
“Refinance” means, in respect of any Indebtedness, to issue any Indebtedness in exchange for or to refinance, replace, defease or refund such Indebtedness in whole or in part. “Refinanced” and “Refinancing” have correlative meanings.
“Refinancing Indebtedness” means Indebtedness of the Parent Guarantor or any Subsidiary issued to Refinance any other Indebtedness of the Parent Guarantor or a Subsidiary so long as:
(1) the aggregate principal amount (or initial accreted value, if applicable) of such new Indebtedness as of the date of such proposed Refinancing does not exceed the aggregate principal amount (or initial accreted value, if applicable) of the Indebtedness being Refinanced plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and the amount of reasonable expenses incurred by the Parent Guarantor or the Subsidiary in connection with such Refinancing;
(2)such new Indebtedness has:
(a)a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; and
(b)a final maturity that is equal to or later than the final maturity of the Indebtedness being Refinanced; and
(3)if the Indebtedness being Refinanced is Subordinated Indebtedness, then such Refinancing Indebtedness will be subordinate to the Notes or any relevant

Guarantee, if applicable, at least to the same extent and in the same manner as the Indebtedness being Refinanced.
“Registrar” has the meaning assigned to it in Section 2.3(a).
“Regulation S” means Regulation S under the Securities Act or any successor regulation.
“Regulation S Global Note” has the meaning assigned to it in Section 2.1(e).
“Related Party” means, with respect to any Person, (1) any Subsidiary, spouse, descendant or other immediate family member (which includes any child, stepchild, parent, stepparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law) (in the case of an individual), of such Person, (2) any estate, trust, corporation, partnership or other entity, the beneficiaries and stockholders, partners or owners of which consist solely of one or more Permitted Holders referred to in clause (1) of the definition thereof and /or such other Persons referred to in the immediately preceding clause (1), or (3) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (2), acting solely in such capacity.
“Resale Restriction Termination Date” means, for any Restricted Note (or beneficial interest therein), one year (or such other period specified in Rule 144(k)) from the Issue Date or, if any Additional Notes that are Restricted Notes have been issued before the Resale Restriction Termination Date for any Restricted Notes, from the latest such original issue date of such Additional Notes.
“Restricted Note” means any Initial Note (or beneficial interest therein) or any Additional Note (or beneficial interest therein), until such time as:
(1)the Resale Restriction Termination Date therefor has passed;
(2)such Note is a Regulation S Global Note and the Distribution Compliance Period therefor has terminated; or
(3)the Private Placement Legend therefor has otherwise been removed pursuant to Section 2.9(d) or, in the case of a beneficial interest in a Global Note, such beneficial interest has been exchanged for an interest in a Global Note not bearing a Private Placement Legend.
“Rule 144” means Rule 144 under the Securities Act (or any successor rule).
“Rule 144A” means Rule 144A under the Securities Act (or any successor rule).
“Rule 144A Global Note” has the meaning assigned to it in Section 2.1(d).
“Sale and Lease-Back Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Parent Guarantor or a Subsidiary of any property, whether owned by the Parent Guarantor or any Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Parent Guarantor or such Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such property.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Secured Restricted Real Estate” means the real estate listed on Schedule II to this Indenture.
“Securitization Subsidiary” means a Subsidiary of the Parent Guarantor:
(1)that is designated a “Securitization Subsidiary” by the Board of Directors,
(2)that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,
(3)no portion of the Indebtedness or any other obligation, contingent or otherwise, of which
(a)is Guaranteed by the Parent Guarantor or any Subsidiary,
(b)is recourse to or obligates the Parent Guarantor or any Subsidiary, or
(c)subjects any property or asset of the Parent Guarantor or any Subsidiary of the Parent Guarantor, directly or indirectly, contingently or otherwise, to the satisfaction thereof,
(4)with respect to which neither the Parent Guarantor nor any Subsidiary of the Parent Guarantor (other than a Subsidiary) has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results,
(5)other than, in respect of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.
“Significant Subsidiary” means a Subsidiary of the Parent Guarantor that would constitute a “Significant Subsidiary” of the Parent Guarantor in accordance with Rule 1-02 under Regulation S-X under the Securities Act in effect on the Issue Date.
“Special Record Date” has the meaning assigned to it in Section 2.13(a).
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Indebtedness” means, with respect to the Parent Guarantor or any Subsidiary, any Indebtedness of the Parent Guarantor or such Subsidiary, as the case may be, which is expressly subordinated in right of payment to the Notes or the relevant Note Guarantee, as the case may be.
“Subsidiary” means, with respect to any Person, any other Person of which such Person owns, directly or indirectly, more than 50% of the voting power of the other Person’s outstanding Voting Stock.
“Subsidiary Guarantor” means the Subsidiaries signatories to this Indenture on the Issue Date and any that execute Supplemental Indentures hereto after the Issue Date.
“Surviving Entity” means, with respect to the Issuer or the Parent Guarantor, the Issuer Surviving Entity or the Parent Guarantor Surviving Entity, respectively.
“S&P” means Standard & Poor’s Rating Service or any successor thereto.
“Transfer Agent” has the meaning assigned to it in Section 2.3(a).
“Trustee” means the party named as such in the introductory paragraph of this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor.
“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department (or any successor group of the Trustee) of the Trustee, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of this Indenture.
“Unlevered Subsidiary” means any Subsidiary that has not more than U.S.$10,000,000 of outstanding Indebtedness Incurred after the Issue Date.
“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.
“U.S. Dollars” or “U.S.$” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.
“Venezuelan Subsidiary” means any direct or indirect Subsidiary of the Parent Guarantor that generates more than 50% of its revenues or holds more than 50% of its total assets in Venezuela.
“Voting Stock” means, with respect to any Person, securities of any class of Capital Stock of such Person then outstanding and normally entitled to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person. The term “normally entitled” means without regard to any contingency.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (calculated to the nearest one twelfth) obtained by dividing:
(1)the then outstanding aggregate principal amount or liquidation preferences, as the case may be, of such Indebtedness into,
(2)the sum of the products obtained by multiplying:
(a)the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, as the case may be, including payment at final maturity, in respect thereof, by
(b)the number of years (calculated to the nearest one twelfth) which will elapse between such date and the making of such payment.
Section 1.2Rules of Construction. Unless the context otherwise requires:
(1)a term has the meaning assigned to it;
(2)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3)“or” is not exclusive;
(4)“including” means including without limitation;
(5)words in the singular include the plural and words in the plural include the singular;
(6)references to the payment of principal of the Notes shall include applicable premium, if any;
(7)references to payments on the Notes shall include Additional Amounts payable on the Notes, if any;
(8)all references to Sections or Articles refer to Sections or Articles of this Indenture;
(9)references to any law are to be construed as including all statutory and regulatory provisions or rules consolidating, amending, replacing, supplementing or implementing such law; and
(10)the term “obligor,” when used with respect to the Notes, means the Company and any other obligor as of the date of this Indenture.

ARTICLE II
THE NOTES
Section 2.1Form and Dating.
(a)The Initial Notes are being originally issued by the Company on the Issue Date. The Notes shall be issued in fully registered certificated global form without coupon, and in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof. The Notes and the certificate of authentication shall be substantially in the form of Exhibit A.
(b)The terms and provisions of the Notes, the form of which is in Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby. Except as otherwise expressly permitted in this Indenture, all Notes shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class.
(c)The Notes may have notations, legends or endorsements as specified in Section 2.8 or as otherwise required by law, stock exchange rule or DTC rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.
(d)Notes originally offered and sold to QIBs in reliance on Rule 144A shall be represented by a single permanent global certificate (which may be subdivided) without interest coupons (each, a “Rule 144A Global Note”).
(e)Notes originally offered and sold outside the United States of America in reliance on Regulation S shall be represented by a single permanent global certificate (which may be subdivided) without interest coupons (each, a “Regulation S Global Note”).
Section 2.2Execution and Authentication.
(a)An Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
(b)A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on the certificate of authentication on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.
(c)At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery Notes upon a written order of the Company signed by an Officer of the Company (the “Company Order”). A

Company Order shall specify the amount of the Notes to be authenticated and the date on which such original issue of Notes is to be authenticated.
(d)The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.
(e)In case a Surviving Entity has executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such transaction may, from time to time, at the request of the Surviving Entity, be exchanged for other Notes executed in the name of the Surviving Entity with such changes in phraseology and form as may be appropriate, but otherwise identical to the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Surviving Entity, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a Surviving Entity pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such Surviving Entity, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.
Section 2.3Registrar, Transfer Agent and Paying Agent.
(a)The Company shall maintain an office or agency in the Borough of Manhattan, City of New York, where Notes may be presented or surrendered for registration of transfer or for exchange (the “Registrar” and “Transfer Agent,” respectively) and where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Note Register”). The Company may have one or more co-Registrars and one or more additional paying agents or transfer agents. The terms “Paying Agent” and “Transfer Agent” include any additional paying agent and any additional transfer agent, as the case may be.
(b)The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company may act as Paying Agent, Registrar, co-Registrar or Transfer Agent.
(c)The Company initially appoints the Trustee as Registrar, Paying Agent and Transfer Agent (and the Trustee hereby accepts such appointment), until such time as another Person is appointed as such, and Banque Internationale à Luxembourg, société anonyme, as Luxembourg Paying Agent (and Banque Internationale à Luxembourg, société anonyme, hereby accepts such appointment), until such time as another Person is appointed as such.

(d)The Company may change the Registrar, Paying Agent and Transfer Agent without notice to Holders.
Section 2.4Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent (other than the Trustee) to agree that such Paying Agent shall hold in trust separate and apart from, and not commingle with any other properties, for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes (whether such money has been distributed to it by the Company or any other obligor of the Notes) in accordance with the terms of this Indenture and shall notify the Trustee in writing of any Default by the Company or any Guarantor (or any other obligor on the Notes) in making any such payment. If the Company or an Affiliate of the Company or any Guarantor acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. The Paying Agent shall not hold any money under this Indenture in the British Virgin Islands, nor will the Paying Agent under this Indenture be a British Virgin Islands entity at any time. Upon complying with this Section 2.4, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. Upon any proceeding under any Bankruptcy Law with respect to the Company or any Affiliate of the Company or any Guarantor, if the Company, a Guarantor or such Affiliate, is then acting as Paying Agent, the Trustee shall replace the Company, such Guarantor or such Affiliate as Paying Agent.
The receipt by the Paying Agent or the Trustee from the Company of each payment of principal, interest and/or other amounts due in respect of the Notes in the manner specified herein and on the date on which such amount of principal, interest and/or other amounts are then due, shall satisfy the obligations of the Company herein and under the Notes to make such payment to the Holders on the due date thereof; provided, however, that the liability of any Paying Agent hereunder shall not exceed any amounts paid to it by the Company, or held by it, on behalf of the Holders under this Indenture. Notwithstanding the preceding sentence or any other provision of this Indenture to the contrary, the Company shall indemnify the Holders in the event that there is subsequent failure by the Trustee or any Paying Agent to pay any amount due in respect of the Notes in accordance with the Notes and this Indenture as shall result in the receipt by the Holders of such amounts as would have been received by them had no such failure occurred.
Section 2.5CUSIP and ISIN Numbers. In issuing the Notes, the Company may use CUSIP and ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any initial CUSIP and/or ISIN numbers and any change in the CUSIP or ISIN numbers.

Section 2.6Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
Section 2.7Global Note Provisions.
(a)Each Global Note initially shall: (i) be registered in the name of DTC or the nominee of DTC; (ii) be delivered to the Note Custodian; and (iii) bear the appropriate legend, as set forth in Section 2.8 and Exhibit A. Any Global Note may be represented by more than one certificate. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, as provided in this Indenture.
(b)Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Note Custodian under such Global Note, and DTC may be treated by the Company, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by DTC. The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.
(c)Except as provided below, owners of beneficial interests in Global Notes shall not be entitled to receive Certificated Notes. Global Notes shall be exchangeable for Certificated Notes only in the following limited circumstances:
(i)DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice;
(ii)the Company executes and delivers to the Trustee and Registrar an Officers’ Certificate stating that such Global Note shall be so exchangeable; or
(iii)an Event of Default has occurred and is continuing with respect to the Notes.
In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this Section 2.7(c), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.
Section 2.8Legends.
(a)Each Global Note shall bear the legend specified therefor in Exhibit A on the face thereof.
(b)Each Restricted Note shall bear the private placement legend specified therefor in Exhibit A on the face thereof (the “Private Placement Legend”).
Section 2.9Transfer and Exchange.
The following provisions shall apply with respect to any proposed transfer of an interest in a Rule 144A Global Note that is a Restricted Note:
(a)If (1) the owner of a beneficial interest in a Rule 144A Global Note wishes to transfer such interest (or portion thereof) to a Non-U.S. Person pursuant to Regulation S and (2) such Non-U.S. Person wishes to hold its interest in the Notes through a beneficial interest in the Regulation S Global Note, subject to the rules and procedures of DTC, upon receipt by the Note Custodian and Registrar of:
(i)instructions from the Holder of the Rule 144A Global Note directing the Note Custodian and Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Note equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred; and
(ii)a certificate in the form of Exhibit C from the transferor, the Note Custodian and Registrar shall increase the Regulation S Global Note and decrease the Rule 144A Global Note by such amount in accordance with the foregoing.
(b)If the owner of a beneficial interest in a Regulation S Global Note wishes to transfer such interest (or any portion thereof) to a QIB pursuant to Rule 144A prior to the expiration of the Distribution Compliance Period therefor, subject to the rules and procedures of DTC, upon receipt by the Note Custodian and Registrar of:
(i)instructions from the Holder of the Regulation S Global Note directing the Note Custodian and Registrar to credit or cause to be credited a beneficial interest in the Rule 144A Global Note equal to the principal amount of the beneficial interest in the Regulation S Global Note to be transferred; and
(ii)a certificate in the form of Exhibit B duly executed by the transferor, the Note Custodian and Registrar shall increase the Rule 144A Global Note and decrease the Regulation S Global Note by such amount in accordance with the foregoing.
(c)Other Transfers. Any transfer of Restricted Notes not described in Section 2.9 (other than a transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a Certificated Note or a beneficial interest in another Global Note, which must be effected in accordance with applicable law and the rules and procedures of DTC, but is not subject to any procedure required by this Indenture) shall be made only upon receipt by the Company, the Trustee and the Registrar of such Opinions of Counsel, certificates and/or other information reasonably required by and satisfactory to it in order to ensure compliance with the Securities Act or in accordance with Section 2.9(d).
(d)Use and Removal of Private Placement Legends. Upon the registration of transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) not bearing (or not required to bear upon such registration of transfer, exchange or replacement) a Private Placement Legend, the Note Custodian and Registrar shall exchange such Notes (or beneficial interests) for beneficial interests in a Global Note (or Certificated Notes if they have been issued pursuant to Section 2.7(c)) that does not bear a Private Placement Legend. Upon the transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) bearing a Private Placement Legend, the Note Custodian and Registrar shall deliver only Notes (or beneficial interests in a Global Note) that bear a Private Placement Legend unless:
(i)such Notes (or beneficial interests) are transferred pursuant to Rule 144 upon delivery to the Registrar of a certificate of the transferor in the form of Exhibit D and an Opinion of Counsel reasonably satisfactory to the Registrar;
(ii)a transfer of such Notes is made pursuant to an effective Shelf Registration Statement, in which case the Private Placement Legend shall be removed from such Note so transferred at the request of the Holder; or
(iii)in connection with such registration of transfer, exchange or replacement the Registrar shall have received an Opinion of Counsel addressed to it, the Trustee and the Company and other evidence reasonably satisfactory to the Company to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.
The Private Placement Legend on any Rule 144A Global Note shall be removed only at the option of the Company. The Private Placement Legend on any Regulation S Global Note shall be removed at the request of the Holder after the Distribution Compliance Period therefore has ended. The Holder of a Global Note may exchange an interest therein for an equivalent interest in a Global Note not bearing a Private Placement Legend (other than a Regulation S Global Note) upon transfer of such interest pursuant to any of clauses (i) through (iii) of this Section 2.9(d).
(e)Consolidation of Global Notes. Nothing in this Indenture shall provide for the consolidation of any Notes with any other Notes unless they constitute, as determined pursuant to an Opinion of Counsel, the same classes of securities for U.S. federal income tax purposes.
(f)Retention of Documents. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Article II. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
(g)Execution, Authentication of Notes, etc.
(i)Subject to the other provisions of this Section 2.9 when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article II, the Company shall execute and upon Company Order the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar’s or co-Registrar’s request.
(ii)No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company, the Registrar, or the Trustee may require payment of a sum sufficient to cover any transfer tax, assessment, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 3.7).
(iii)The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note for a period beginning: (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing; or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date.
(iv)Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar shall be affected by notice to the contrary.
(v)All Notes issued upon any registration of transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
(vi)The Registrar shall be entitled to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and the transferee.
(h)No Obligation of the Trustee.
(i)The Trustee shall have no responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may conclusively rely and shall be fully protected in conclusively relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.
(ii)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer or exchange imposed under this Indenture or under applicable law with respect to any transfer or exchange of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the express terms of this Indenture, to examine the same to determine if it substantially complies on its face as to form with the express requirements hereof, and to notify the party delivering the same if the certificate does not so comply.
Section 2.10Mutilated, Destroyed, Lost or Stolen Notes.
(a)If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken and if the requirements of Section 8-405 of the Uniform Commercial Code of the State of New York are met, the Company shall execute and upon Company Order the Trustee shall authenticate a replacement Note if the Holder satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an affidavit of loss and indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-Registrar from any loss that any of them may suffer if a Note is replaced, and, in the absence of notice to the Company or a Trust Officer of the Trustee that such Note has been acquired by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code of the State of New York), the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously Outstanding.
(b)Upon the issuance of any new Note under this Section 2.10, the Company, the Trustee and the Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Company’s counsel, the Trustee and its counsel) in connection therewith.

(c)In case any mutilated, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company may, in its discretion, pay such Notes instead of issuing a new Note in replacement thereof.
(d)Every new Note issued pursuant to this Section 2.10 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
(e)The provisions of this Section 2.10 shall be exclusive and shall be in lieu of, to the fullest extent permitted by applicable law, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 2.11Temporary Notes. Until definitive Notes are ready for delivery, the Company may execute and upon Company Order the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and execute and upon Company Order the Trustee shall authenticate definitive Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery in exchange therefor one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.
Section 2.12Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of cancelled Notes in accordance with its customary procedures or return to the Company all Notes surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.10, the Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange upon Company Order.
Section 2.13Defaulted Interest. When any installment of interest becomes Defaulted Interest, such installment shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in Section 2.13(a) or Section 2.13(b).
(a)The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 2.13(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to Section 2.13(b).
(b)Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 2.13(b) such manner of payment shall be deemed practicable by the Trustee.
Section 2.14Additional Notes. The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture Additional Notes having terms and conditions set forth in Exhibit A identical to those of the Initial Notes, except that Additional Notes:
(a)may have a different issue price, issue date and, if applicable, date from which the interest shall accrue from the Initial Notes;
(b)may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on the Initial Notes; and
(c)may have terms specified in the Additional Note Board Resolution or Additional Note Supplemental Indenture for such Additional Notes making appropriate adjustments to this Article II and Exhibit A (and related definitions) applicable to such Additional Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws). Unless such Additional Notes are fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes shall be issued with a separate CUSIP number.

ARTICLE III
COVENANTS
Section 3.1Payment of Notes.
(a)The Company shall pay the principal of and interest (including Defaulted Interest) on the Notes in U.S. Dollars on the dates and in the manner provided in the Notes and in this Indenture. Prior to 11:00 a.m. (New York City time) on the Business Day prior to each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds U.S. Dollars sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be. If the Company or an Affiliate of the Company is acting as Paying Agent, the Company or such Affiliate shall, prior to 11:00 a.m. (New York City time) on each Interest Payment Date and the Maturity Date, segregate and hold in trust U.S. Dollars sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Company or an Affiliate of the Company) holds in accordance with this Indenture U.S. Dollars designated for and sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture. Notwithstanding the foregoing, the Company may elect to make the payments of interest by check mailed to the registered Holders at their registered addresses.
(b)If a Holder of Certificated Notes in an aggregate principal amount of at least U.S.$1,000,000 has given wire transfer instructions to the Company and the Trustee, the Trustee, as Paying Agent, shall make all principal and interest payments on those Notes in accordance with such instructions.
(c)Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.
Section 3.2Maintenance of Office or Agency.
(a)The Company shall maintain each office or agency required under Section 2.3 where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency.
(b)The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 3.3Corporate Existence. Subject to Article IV, (i) the Parent Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and good standing under the BVI Business Companies Act, 2004, and (ii) the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and good standing under the Dutch law.
Section 3.4Payment of Taxes. The Parent Guarantor shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges (including stamp, issuance or transfer or similarly documentary taxes) or duties levied or imposed upon the Parent Guarantor or any Subsidiary or for which it or any of them are otherwise liable, or upon the income, profits or property of the Parent Guarantor or any Subsidiary, and the Company shall reimburse the Trustee and Holders for any fines, penalties or other fees they are required to pay as a result of the failure by the Parent Guarantor or any Subsidiary to pay or discharge any of the abovementioned taxes, assessments and government charges; provided, however, that, other than with respect to any taxes or duties described herein that would become payable by the Trustee or the Holders in the event the Parent Guarantor or any Subsidiary fails to pay such taxes or duties, the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with GAAP or where the failure to effect such payment shall not have a material adverse effect upon the financial condition of the Parent Guarantor and its Subsidiaries, taken as a whole, or on the performance of the Company’s obligations hereunder.
Section 3.5Further Instruments and Acts. The Parent Guarantor, the Company and each Subsidiary Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper or as may be required by applicable law to carry out more effectively the purpose of this Indenture.
Section 3.6Waiver of Stay, Extension or Usury Laws. The Parent Guarantor, the Company and each Subsidiary Guarantor covenants (to the fullest extent permitted by applicable law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Parent Guarantor, the Company or such Subsidiary Guarantor from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture. The Parent Guarantor, the Company and each Subsidiary Guarantor hereby expressly waives (to the fullest extent permitted by applicable law) all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 3.7Change of Control.
(a)Upon the occurrence of a Change of Control Repurchase Event, the Company shall provide a Change of Control Notice and make an offer to purchase Notes (the “Change of Control Offer”), pursuant to which the Company shall be required, if requested by any Holder, to purchase all or a portion (in integral multiples of U.S.$1,000, provided that the principal amount of such Holder’s Note shall not be less than U.S.$200,000) of such Holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus any accrued and unpaid interest thereon through the purchase date (the “Change of Control Payment”).
(b)On the Business Day immediately preceding the Change of Control Payment Date, the Company will, to the extent lawful, deposit with the Paying Agent funds in an amount equal to the Change of Control Payment, in respect of all Notes or portions thereof so tendered.
(c)On the Change of Control Payment Date, the Company shall, to the extent lawful:
(i)accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer; and
(ii)deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.
(d)If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Note in a principal amount equal to the portion thereof not purchased shall be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note shall be made, as appropriate). Notes (or portions thereof) purchased pursuant to a Change of Control Offer shall be cancelled and cannot be reissued.
(e)The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder in connection with the purchase of Notes in connection with a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 3.7, the Company shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by doing so.
(f)The Company shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (i) a third party makes the Change of Control Offer in compliance with the conditions and requirements of this Indenture and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) prior to the date the Change of Control Offer is required to be made, the Company has given notice of redemption in respect of all of the Outstanding Notes in accordance with this Indenture.
(g)The provisions of this Section 3.7 shall be applicable whether or not any other provisions of this Indenture are applicable. The obligation of the Company to make an offer to purchase the Notes as a result of the occurrence of a Change of Control Repurchase Event may be waived or modified at any time prior to the occurrence of such Change of Control Repurchase Event with the written consent of Holders of a majority in principal amount of the Notes.
Section 3.8Limitation on Liens.
(a)The Parent Guarantor shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, Incur any Liens of any kind (except for Permitted Liens) against or upon any of their respective properties or assets, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, to secure any Indebtedness, unless contemporaneously therewith effective provision is made to secure the Notes, the Note Guarantees and all other amounts due under this Indenture equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien.
Section 3.9Limitation on Sale and Lease-Back Transactions.
(a)The Parent Guarantor shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Lease-Back Transaction with respect to any property of such Person, unless either:
(i)the Parent Guarantor or that Subsidiary would be entitled pursuant to Section 3.8 of this Indenture (including any exception to the restrictions set forth therein) to issue, assume or guarantee Indebtedness secured by a Lien on any such property at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the Notes, or
(ii)the Parent Guarantor or that Subsidiary shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof and, in the case of a sale or transfer otherwise than for cash, an amount equal to the fair market value of the property so leased, to (1) the retirement, within 12 months after the effective date of the Sale and Lease-Back Transaction, of any of the Parent Guarantor’s Indebtedness ranking at least pari passu with the Notes or Indebtedness of any Subsidiary, in each case owing to a Person other than the Parent Guarantor or any of its Subsidiaries or (2) to the acquisition, purchase, construction or improvement of real property or personal property used or to be used by the Parent Guarantor or any of its Subsidiaries in the ordinary course of business.
(b)These restrictions will not apply to:
(i)transactions providing for a lease term, including any renewal, of not more than three years; and
(ii)transactions between the Parent Guarantor and any of its Subsidiaries or between the Parent Guarantor’s Subsidiaries.

Section 3.10Reports to Holders.
(a)If at any point the Parent Guarantor is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will furnish to the Holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(b)If at any point the Parent Guarantor is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will furnish or cause to be furnished to the Trustee in English (for distribution only to the Holders of Notes upon their request):
(i)within 90 days after the end of the first, second and third quarters of the Parent Guarantor’s fiscal year (commencing with the quarter ending immediately following the Parent Guarantor no longer being subject to such reporting requirements), quarterly unaudited financial statements (consolidated) prepared in accordance with GAAP of the Parent Guarantor for such period; and
(ii)within 120 days after the end of the fiscal year of the Parent Guarantor (commencing with the first fiscal year ending immediately following the Parent Guarantor no longer being subject to such reporting requirements), annual audited financial statements (consolidated) prepared in accordance with GAAP of the Parent Guarantor for such fiscal year and a report on such annual financial statements by the auditors.
(c)Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any other Person’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
Section 3.11Payment of Additional Amounts.
(a)All payments in respect of the Notes by the Company, and in respect of the Guarantee, by each Guarantor, shall be made free and clear of, and without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges, unless the withholding or deduction of such taxes is required by law. In the event such taxes are imposed or levied by or on behalf of the Netherlands or any other jurisdiction in which the Company is organized, resident or carrying on business for tax purposes (or if a Guarantor is obligated to deduct any withholding taxes imposed or levied by or on behalf of the Netherlands or any other jurisdiction in which the Guarantor is organized, resident or carrying on business for tax purposes from payments made under a Guarantee), or any political subdivision thereof (a “Relevant Jurisdiction”), or by any taxing authority of a Relevant Jurisdiction, the Company shall (or, with respect to a Guarantee, each Guarantor shall), subject to the exceptions set forth below, pay to Holders of the Notes additional amounts (“Additional Amounts”) as may be necessary so that every payment of interest, premium upon redemption of the Notes or principal to the Holders shall not be less than the amount provided for in the Notes.

(b)The Company, and each Guarantor, shall not pay Additional Amounts to any Holder for or solely on account of any of the following:
(i)any present or future taxes, duties, assessments or other governmental charges that would not have been imposed but for any present or former connection between the Holder (or a fiduciary, settlor, beneficiary, member or shareholder of the Holder) and the Relevant Jurisdiction (other than the mere receipt of a payment or the ownership or holding of a Note);
(ii)any estate, inheritance, capital gains, excise, personal property tax, sales, transfer, gift or similar tax, assessment or other governmental charge imposed with respect to the Notes;
(iii)any taxes, duties, assessments or other governmental charges that would not have been imposed but for the failure of the Holder or any other Person to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Relevant Jurisdiction, for tax purposes, of the Holder or any beneficial owner of the Note if compliance is required by law, regulation or by an applicable income tax treaty to which the Relevant Jurisdiction is a party, as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge (including withholding taxes payable on interest payments under the Notes) and the Company has given the Holders at least 30 days’ notice that Holders will be required to provide such certification, identification or information;
(iv)any tax, duty, assessment or other governmental charge payable otherwise than by deduction or withholding from payments on or in respect of the Notes;
(v)any present or future taxes, duties, assessments or other governmental charges with respect to a Note presented for payment, where presentation is required, more than 30 days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the Holder of such Note would have been entitled to such Additional Amounts on presenting such Note for payment on any date during such 30-day period;
(vi)any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of the principal of, or premium or interest on any Note, if such tax, assessment or other governmental charge results from the presentation of any Note for payment and the payment can be made without such withholding or deduction by the presentation of the Note for payment by at least one other reasonably available paying agent of the Company;
(vii)any payment on the Note to a Holder that is a fiduciary, a partnership, a limited liability company or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership, an interest holder in such a limited liability company or the beneficial owner of the payment would not have been entitled to the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the Holder of the Note;

(viii)any tax, assessment or other governmental charge required pursuant to sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (or successor provisions), any current or future regulations, rules, practices or agreements entered into pursuant thereto, official interpretations thereof or any law implementing an intergovernmental approach thereto;
(ix)any tax required to be withheld or deducted pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021)
(x)in the case of any combination of the items listed above.
(c)The Company shall provide the Trustee with customary and satisfactory documentation evidencing the payment of taxes in respect of which the Company has paid any Additional Amount. Copies of such documentation shall be reasonably available to the Holders of the Notes or the relevant paying agent upon written request.
(d)Any reference in this Indenture or the Notes to principal, premium, interest or any other amount payable in respect of the Notes by us will be deemed also to refer to any Additional Amount that may be payable with respect to that amount under the obligations referred to in this section.
(e)In the event of any merger or other transaction involving the Company described and permitted under Section 4.1, all references to the Netherlands, the laws or regulations of the Netherlands, and the political subdivisions or taxing authorities of the Netherlands under this Section 3.11 and under Article IV and Section 5(b) of Exhibit A will be deemed to also include the jurisdiction of incorporation or tax residence of the Issuer Surviving Entity, if different from the Netherlands, and any political subdivision therein or thereof, law or regulations, and any taxing authority of such other jurisdiction or any political subdivision therein or thereof, respectively.
Section 3.12Compliance Certificates.
(a)Upon the formation, creation or acquisition of any new Subsidiary that is also a Non-Guarantor Subsidiary after the Issue Date, the Company shall deliver to the Trustee promptly an Officers’ Certificate certifying that such Subsidiary is prevented by local law or the existence of minority shareholders from guaranteeing the Notes.
(b)The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other Person’s compliance with the covenants described above or with respect to any reports or other documents filed under this Indenture; provided, however, that nothing herein shall relieve the Trustee of any obligations to monitor the Parent Guarantor’s timely delivery of the reports and certificates described in Section 3.10.
Section 3.13Listing.
(a)In the event that the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market, the Company shall use its commercially reasonable efforts to maintain such listing; provided that if, as a result of the European Union regulated market amended Directive 2001/34/EC (the “Transparency Directive”) or any legislation implementing the Transparency Directive or other directives or legislation, the Company or, to the extent applicable, the Parent Guarantor, could be required to publish financial information either more regularly than it otherwise would be required to or according to accounting principles which are materially different from the accounting principles which the Company or the Parent Guarantor would otherwise use to prepare its published financial information, the Company may delist the Notes from the Luxembourg Stock Exchange in accordance with the rules of such Exchange and seek an alternative admission to listing, trading and/or quotation for the Notes on a different section of the Luxembourg Stock Exchange or by such other listing authority, stock exchange and/or quotation system inside or outside the European Union as the Board of Directors of the Company may decide.
(b)From and after the date the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market, and so long as it is required by the rules of such Exchange, all notices to the Holders shall be published in English in accordance with Section 11.1(g).
ARTICLE IV
LIMITATION ON MERGER, CONSOLIDATION AND SALE OF ASSETS
Section 4.1Merger, Consolidation and Sale of Assets.
(a)The Parent Guarantor shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not the Parent Guarantor is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Parent Guarantor’s properties and assets (determined on a consolidated basis for the Parent Guarantor and its Subsidiaries), to any Person unless:
(i)either:
(1)the Parent Guarantor is the surviving or continuing Person; or
(2)the Person (if other than the Parent Guarantor) formed by such consolidation or into which the Parent Guarantor is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Parent Guarantor and of the Parent Guarantor’s Subsidiaries substantially as an entirety (the “Parent Guarantor Surviving Entity”):
(A)is a corporation or company organized or incorporated and validly existing under the laws of the British Virgin Islands or the United States of America, any State thereof or the District of Columbia, Uruguay, Curaçao, the United Kingdom, the Netherlands or any member state of the European Union; and

(B)expressly assumes, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance and observance of the covenants of the Notes and the Indenture on the part of the Parent Guarantor to be performed or observed;
(ii)immediately before and immediately after giving effect to such transaction, no Default or Event of Default has occurred or is continuing; and
(iii)the Parent Guarantor or the Parent Guarantor Surviving Entity has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if required in connection with such transaction, the supplemental indenture(s), if any, comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to the transaction have been satisfied.
(b)The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not the Company is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s properties and assets (determined on a consolidated basis for the Company and its Subsidiaries), to any Person unless:
(i)either:
(1)the Company is the surviving or continuing Person; or
(2)the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Subsidiaries substantially as an entirety (the “Issuer Surviving Entity”):
(A)is a corporation or company organized or incorporated and validly existing under the laws of the Netherlands or the United States of America, any State thereof or the District of Columbia, Uruguay, Curaçao, the United Kingdom or any member state of the European Union; and
(B)expressly assumes, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance and observance of the covenants of the Notes and the Indenture on the part of the Company to be performed or observed;
(ii)immediately before and immediately after giving effect to such transaction, no Default or Event of Default has occurred or is continuing;

(iii)if the surviving or Continuing Person is not the Company, each Guarantor has confirmed by supplemental indenture that its Note Guarantee will apply to the obligations of the Issuer Surviving Entity in respect of the Indenture and the Notes; and
(iv)the Company or the Issuer Surviving Entity has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if required in connection with such transaction, the supplemental indenture(s), if any, comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to the transaction have been satisfied.
(c)For purposes of this Section 4.1, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Parent Guarantor (determined on a consolidated basis for the Parent Guarantor and its Subsidiaries), shall be deemed to be the transfer of all or substantially all of the properties and assets of the Parent Guarantor.
(d)The provisions of (x) Section 4.1(a)(ii) above shall not apply to any merger or consolidation of the Parent Guarantor into an Affiliate of the Parent Guarantor incorporated solely for the purpose of reincorporating the Parent Guarantor in another jurisdiction so long as the Indebtedness of the Parent Guarantor and its Subsidiaries taken as a whole is not increased thereby, and (y) Section 4.1(b)(ii) above shall not apply to any merger or consolidation of the Company into an Affiliate of the Company incorporated solely for the purpose of reincorporating the Company in another jurisdiction so long as the Indebtedness of the Parent Guarantor and its Subsidiaries taken as a whole is not increased thereby.
(e)Section 4.1(a), Section 4.1(b), Section 4.1(c) and Section 4.1(d) shall not apply to (i) any transfer of assets by the Company to any Guarantor, (ii) any transfer of assets among Guarantors or (iii) any transfer of assets by a Non-Guarantor Subsidiary to (x) another Non-Guarantor Subsidiary or (y) the Company or any Guarantor.
(f)Upon any consolidation, combination or merger or any transfer of all or substantially all of the properties and assets of the Parent Guarantor or the Company and any of their respective Subsidiaries in accordance with this covenant, in which the Company is not the continuing Person, the Parent Guarantor Surviving Entity or Issuer Surviving Entity, as applicable formed by such consolidation or into which the Parent Guarantor or the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Parent Guarantor or the Company under this Indenture and the Notes with the same effect as if such Parent Guarantor Surviving Entity or Issuer Surviving Entity, as applicable, had been named as such and the Company shall be relieved of its obligations under this Indenture and the Notes. For the avoidance of doubt, compliance with this Section 4.1(e) will not affect the obligations of the Company (including an Issuer Surviving Entity, if applicable) under Section 3.7 if applicable.
(g)No Subsidiary Guarantor shall consolidate with or merge with or into any Person, or sell, convey, transfer or dispose of, all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to any Person, or permit any Person to merge with or into the Subsidiary Guarantor unless:
(i)the other Person is the Company or any Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or
(ii)(1) either (x) the Subsidiary Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor under its Note Guarantee; and (2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or
(iii)the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor (in each case other than to the Company or a Subsidiary of the Parent Guarantor) otherwise permitted by this Indenture.

ARTICLE V
REDEMPTION OF NOTES
Section 5.1Redemption. The Company may or shall redeem the Notes, as a whole or from time to time in part, subject to the conditions and at the redemption prices specified in the form of Notes in Exhibit A.
Section 5.2Election to Redeem. In the case of an optional redemption, the Company shall evidence its election to redeem any Notes pursuant to Section 5.1 by a Board Resolution.
Section 5.3Notice of Redemption.
(a)The Company shall give, or cause the Trustee to give, notice of redemption, in the manner provided for in Section 11.1, not less than 10 nor more than 60 days prior to the Redemption Date to each Holder of Notes to be redeemed. If the Company itself gives the notice, it shall also promptly deliver a copy to the Trustee.
(b)If the Company elects to have the Trustee give notice of redemption, then the Company shall deliver to the Trustee, at least 15 days but not more than 30 days prior to the Redemption Date (unless the Trustee is satisfied with a shorter period), an Officers’ Certificate requesting that the Trustee request that DTC (in the case of Global Notes) give notice of redemption and setting forth the information required by Section 5.3(c). If the Company elects to have the Trustee give notice of redemption, the Trustee shall give the notice in the name of the Company and at the Company’s expense. For so long as the Notes are listed on the Luxembourg Stock Exchange for trading on the Euro MTF Market and the rules of the exchange so require, the Company will cause notices of redemption to also be published pursuant to Section 11.1(g) of this Indenture.
(c)All notices of redemption shall state:
(i)the Redemption Date;

(ii)the redemption price and the amount of any accrued interest payable as provided in Section 5.6;
(iii)whether or not the Company is redeeming all Outstanding Notes;
(iv)if the Company is not redeeming all Outstanding Notes, the aggregate principal amount of Notes that the Company is redeeming and the aggregate principal amount of Notes that shall be Outstanding after the partial redemption, as well as the identification of the particular Notes, or portions of the particular Notes, that the Company is redeeming;
(v)if the Company is redeeming only part of a Note, the notice that relates to that Note shall state that on and after the Redemption Date, upon surrender of that Note, the Holder shall receive, without charge, a new Note or Notes of authorized denominations for the principal amount of the Note remaining unredeemed;
(vi)that on the Redemption Date the redemption price and any accrued interest payable to but not including the Redemption Date as provided in Section 5.6 shall become due and payable in respect of each Note, or the portion of each Note, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on each Note, or the portion of each Note, to be redeemed shall cease to accrue on and after the Redemption Date;
(vii)the place or places where a Holder must surrender the Holder’s Notes for payment of the redemption price;
(viii)if the redemption is subject to the satisfaction of any condition as provided in clause (d) of this Section 5.3; and
(ix)the CUSIP or ISIN number, if any, listed in the notice or printed on the Notes, and that no representation is made as to the accuracy or correctness of such CUSIP or ISIN number.
(d)Notice of any voluntary redemption of the Notes may, at the discretion of the Company, be subject to the satisfaction (or waiver by the Company in its sole discretion) of one or more conditions precedent, which may include consummation of any related incurrence of Indebtedness or the occurrence of a Change of Control. If such optional redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been (or, in the Company’s sole determination, may not be) satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed. If any such condition precedent has not been satisfied, the Company shall provide written notice to the Holders of the Notes and the Trustee prior to the close of business one Business Day prior to the Redemption Date.

Section 5.4Selection of Notes to Be Redeemed in Part.
(a)If fewer than all of the Notes are being redeemed, the Notes to be redeemed shall be selected as follows: (1) if the Notes are listed on an exchange, in compliance with the requirements of such exchange, (2) if the Notes are not so listed but are Global Notes, then by lot or otherwise in accordance with the procedures of DTC or the applicable depositary or (3) if the Notes are not so listed and are not Global Notes, on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the then outstanding Notes not previously called for redemption or purchase. Notes and portions of Notes selected shall be in amounts of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof; no Notes of U.S.$200,000 or less shall be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not U.S.$200,000 or a multiple of U.S.$1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase. After the redemption date, upon surrender of a Note to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note, representing the same Indebtedness to the extent not redeemed, shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).
(b)For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of that Note which has been or is to be redeemed.
Section 5.5Deposit of Redemption Price. Prior to 11:00 a.m. New York City time on the Business Day prior to the relevant Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money in immediately available funds sufficient to pay the redemption price and accrued interest on all the Notes that the Company is redeeming on that date.
Section 5.6Notes Payable on Redemption Date. If the Company, or the Trustee on behalf of the Company, gives notice of redemption in accordance with this Article V, the Notes, or the portion of Notes, called for redemption shall, on the Redemption Date, become due and payable at the redemption price specified in the notice (together with accrued interest, if any, to the Redemption Date) and from and after the Redemption Date (unless the Company shall default in the payment of the redemption price and accrued interest) the Notes, or the portion of Notes, shall cease to bear interest. Upon surrender of any Note for redemption in accordance with the notice, the Company shall pay the Notes at the redemption price, together with accrued interest, if any, to the Redemption Date. If the Company shall fail to pay any Note called for redemption upon its surrender for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes. Upon redemption of any Notes by the Company, the redeemed Notes shall be cancelled and cannot be reissued. The Company’s actions and determinations in determining any redemption price shall be conclusive and binding for all purposes, absent manifest error.
Section 5.7Unredeemed Portions of Partially Redeemed Note. Upon surrender of a Note that is to be redeemed in part, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of the Note at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by the Holder, in an aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note surrendered; provided that each new Note shall be in a principal amount of U.S.$200,000 or integral multiples of U.S.$1,000 excess thereof.

ARTICLE VI
DEFAULTS AND REMEDIES
Section 6.1Events of Default.
(a)Each of the following is an “Event of Default” with respect to the Notes:
(i)default in the payment when due of the principal of or premium, if any, on (including, in each case, any related Additional Amounts) any Notes, including the failure to make a required payment to purchase Notes tendered pursuant to an optional redemption, mandatory redemption or a Change of Control Offer;
(ii)default for 30 days or more in the payment when due of interest (including any related Additional Amounts) on any Notes;
(iii)the failure by the Parent Guarantor or any Subsidiary to comply with any other covenant or agreement contained herein or in the Notes for 60 days or more after written notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes;
(iv)default by the Parent Guarantor, the Company or any Significant Subsidiary under any indebtedness for borrowed money which:
(1)is caused by a failure to pay principal of or premium, if any, or interest on such indebtedness for borrowed money prior to the expiration of any applicable grace period provided in such indebtedness for borrowed money on the date of such default; or
(2)results in the acceleration of such indebtedness for borrowed money prior to its Stated Maturity;

and the principal or accreted amount of indebtedness for borrowed money covered by subclauses (1) or (2) at the relevant time, (i) in the case of any or all Venezuelan Subsidiaries aggregates U.S.$50,000,000 (or the equivalent in other currencies) or (ii) in the case of the Parent Guarantor, the Company and all other Significant Subsidiaries (other than any and all Venezuelan Subsidiaries), aggregates U.S.$75,000,000 (or the equivalent in other currencies) or more;
(v)failure by the Parent Guarantor, the Company or any Significant Subsidiary to pay one or more final judgments against any of them, (i) in the case of any and all Venezuelan Subsidiaries aggregating U.S.$50,000,000 (or the equivalent in other currencies) or (ii) in the case of the Parent Guarantor, the Company and all other Significant Subsidiaries (other than any and all Venezuelan Subsidiaries), aggregating U.S.$75,000,000 (or the equivalent in other currencies) or more, which are not paid, discharged or stayed for a period of 60 days or more (to the extent not covered by a reputable and creditworthy insurance company);
(vi)either Master Franchise Agreement shall, for any reason, be terminated; provided that no Call Option Redemption Event shall have occurred;
(vii)the occurrence of a Bankruptcy Law Event of Default; or
(viii)except as permitted herein, any Note Guarantee is held to be unenforceable or invalid in a judicial proceeding or ceases for any reason to be in full force and effect or any Guarantor denies or disaffirms its obligations under its Note Guarantee; provided that the Note Guarantee of a Guarantor becoming unenforceable or invalid as a result of a change in law shall not constitute an Event of Default hereunder if the Company reclassifies such Subsidiary as a Non-Guarantor Subsidiary within 30 days of the announcement of such change in law; and provided further that it shall not be an Event of Default hereunder if a Note Guarantee of a Venezuelan Subsidiary is held to be unenforceable or invalid in a judicial proceeding or ceases for any reason to be in full force and effect as a result of a change in law in Venezuela after the Issue Date.
(b)Upon becoming aware of any Default or Event of Default, the Company shall promptly deliver to the Trustee written notice of events which would constitute such Default or Event of Default, the status thereof and what action the Company is taking or proposes to take in respect thereof.
Section 6.2Acceleration.
(a)If an Event of Default (other than an Event of Default specified in Section 6.1(a)(vi) or Section 6.1(a)(vii) with respect to the Parent Guarantor or the Company) has occurred and is continuing, the Trustee or the Holders of at least 25% in principal amount of Outstanding Notes may declare the unpaid principal of and premium, if any, and accrued and unpaid interest on all the Notes to be immediately due and payable by notice in writing to the Company (if given by the Trustee or the Holders) and the Trustee (if given by the Holders) specifying the Event of Default and that it is a “notice of acceleration.” If an Event of Default specified in Section 6.1(a)(vi) or Section 6.1(a)(vii) occurs with respect to the Parent Guarantor or the Company, then the unpaid principal of and premium, if any, and accrued and unpaid interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
(b)At any time after a declaration of acceleration with respect to the Notes as described in Section 6.2(a), the Holders of a majority in aggregate principal amount of the then Outstanding Notes may rescind and cancel such declaration and its consequences:
(i)if the rescission would not conflict with any judgment or decree;
(ii)if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration;
(iii)to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and
(iv)if the Company has paid the Trustee its compensation and reimbursed the Trustee for its expenses, disbursements and advances outstanding at that time.
No rescission shall affect any subsequent Default or impair any rights relating thereto.
Section 6.3Other Remedies.
(a)If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
(b)The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
Section 6.4Waiver of Past Defaults. Subject to Section 6.2, the Holders of a majority in aggregate principal amount of the then Outstanding Notes may waive any existing Default or Event of Default hereunder, and its consequences, except a Default in the payment of the principal of, premium, if any, or interest on any Notes.
Section 6.5Control by Majority. Subject to the provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.
Section 6.6Limitation on Suits.
(a)    No Holder of any Notes shall have any right to institute any proceeding with respect hereto or for any remedy hereunder, unless:

(i)such Holder gives to the Trustee written notice of a continuing Event of Default;
(ii)Holders of at least 25% in aggregate principal amount of the then Outstanding Notes make a written request to pursue the remedy;
(iii)such Holders of the Notes provide to the Trustee satisfactory indemnity;
(iv)the Trustee does not comply within 60 days; and
(v)during such 60 day period the Holders of a majority in aggregate principal amount of the then Outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request;
provided that a Holder of a Note may institute suit for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note. Notwithstanding any provision of this Indenture to the contrary, no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).
Section 6.7Rights of Holders to Receive Payment. Notwithstanding any other provision hereof (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of or interest on the Notes held by such Holder, on or after the respective due dates, Redemption Dates or repurchase date expressed herein or the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.8Collection Suit by Trustee. If an Event of Default specified in Section 6.1(a)(i) and Section 6.1(a)(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with applicable interest on any overdue principal and, to the extent lawful, interest on overdue interest) and the amounts provided for in Section 7.7.
Section 6.9Trustee May File Proofs of Claim, etc.
(a)In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under applicable law in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee may (irrespective of whether the principal of the Notes is then due):
(i)file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders under this Indenture and the Notes allowed in any bankruptcy, insolvency, liquidation or other judicial proceedings relative to the Company, any Subsidiary Guarantor or any Subsidiary of the Company or their respective creditors or properties; and
(ii)collect and receive any moneys or other property payable or deliverable in respect of any such claims and distribute them in accordance with this Indenture.
Any receiver, trustee, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee pursuant to Section 7.7.
(b)Nothing in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:
FIRST: to the Trustee for amounts due under Section 7.7;
SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and
THIRD: to the Company or, to the extent the Trustee collects any amount pursuant to any Note Guarantee from any Guarantor, to such Guarantor.
The Trustee may, upon notice to the Company, fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
Section 6.11Undertaking for Costs. All parties agree, and each Holder by its acceptance of its Notes shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of Outstanding Notes.

ARTICLE VII
TRUSTEE
Section 7.1Duties of Trustee.
(a)If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)Except during the continuance of a Default or an Event of Default:
(i)the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable order) on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions, which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (it being understood that the Trustee need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:
(i)this Section 7.1(c) does not limit the effect of Section 7.1(b);
(ii)the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and
(iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, Section 6.5 or Section 6.8 or any other provision of this Indenture.
(d)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
(e)Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(f)No provision hereof shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(g)Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII.
(h)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
(i)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders unless such Holders shall have offered to the Trustee indemnity and/or security reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.
Section 7.2Rights of Trustee.
Subject to Section 7.1:
(a)The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document, instrument, opinion, direction, order, notice or request reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in such document, instrument, opinion, direction, order, notice or request.
(b)Before the Trustee acts or refrains from acting at the direction of the Company, it may require an Officers’ Certificate, advice of counsel and/or an Opinion of Counsel, and such Officers’ Certificate, advice and/or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted to be taken by it hereunder. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate, advice of counsel and/or Opinion of Counsel.
(c)The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence or gross negligence of any agent appointed with due care.
(d)The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.
(e)The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(g)The Trustee shall not be deemed to have notice of any Default or Event of Default (other than payment default under Section 6.1(a)(i) or Section 6.1(a)(ii)) unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to a Default or Event of Default, such reference shall be construed to refer only to such Default or Event of Default for which the Trustee is deemed to have notice pursuant to this Section 7.2(g).
(h)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.
(i)In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, without limitation, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(j)The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
(k)The permissive rights of the Trustee enumerated herein shall not be construed as duties.
(l)The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; pandemics; recognized public emergencies; quarantine restrictions; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, and hacking, cyber-attacks, or other use or infiltration of the Trustee’s technological infrastructure exceeding authorized access; accidents; labor disputes; acts of civil or military authority or governmental actions (it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances).
(m)The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.
(n)To the extent permitted by applicable law, the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise.
(o)To help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.
(p)Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail will be encrypted. The recipient of the email communication will be required to complete a one-time registration process. Information and assistance on registering and using the email encryption technology can be found at the Trustee’s secure website https://www.citigroup.com/rcs/citigpa/akpublic/storage/public/secureemail_external.pdf/ or by calling (866) 535-2504 (in the U.S.) or (904) 954-6181.
Section 7.3Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-Registrar may do the same with like rights. However, the Trustee must comply with Section 7.10.
Section 7.4Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder.
Section 7.5Notice of Defaults. If a Default occurs hereunder with respect to the Notes, the Trustee shall promptly give the Holders of the Notes notice of such Default. In addition, if a Default or Event of Default occurs and is continuing and if it is a payment default or a Trust Officer has actual knowledge thereof, or has received written notice thereof pursuant to Section 7.2(g) the Trustee shall mail to each Holder, with a copy to the Company, notice of the

Default or Event of Default within 45 days after the occurrence thereof. Except in the case of a Default or Event of Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders.
Section 7.6Reports by Trustee to Holders. The Trustee shall notify Holders of any Defaults under this Indenture pursuant to Section 7.5. The Company agrees to promptly notify the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.
Section 7.7Compensation and Indemnity.
(a)The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture, except for any such expense as may arise from the Trustee’s gross negligence or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.
(b)The Company shall indemnify the Trustee and its officers, directors, employees and agents against any and all loss, damage, claim, liability or expense or any actions in respect thereof (including reasonable attorneys’ fees and expenses) incurred by it without gross negligence or willful misconduct on its part in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending themselves (including reasonable attorney’s fees and costs) against any claim (including by the Company, a Holder or any other Person) or liability related to the exercise or performance of any of their powers or duties hereunder (including this Section 7.7) and under any other agreement or instrument related thereto. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee’s defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.
(c)To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Indebtedness of the Company.
(d)The Company’s payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the

Trustee incurs expenses after the occurrence of a Bankruptcy Law Event of Default, the expenses are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee’s rights as set forth in this Section 7.7 or Section 6.10.
Section 7.8Replacement of Trustee.
(a)The Trustee may resign at any time by so notifying the Company. In addition, the Holders of a majority in aggregate principal amount of the then Outstanding Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. Moreover, if the Trustee is no longer eligible pursuant to Section 7.10 to act as such, or does not have a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report or does not have its corporate trust office in the City of New York, New York, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. The Company shall remove the Trustee if:
(i)the Trustee fails to comply with Section 7.10;
(ii)the Trustee is adjudged bankrupt or insolvent;
(iii)a receiver or other public officer takes charge of the Trustee or its property; or
(iv)the Trustee otherwise becomes incapable of acting.
(b)If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the then Outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
(c)A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.
(d)If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Outstanding Notes may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.
(e)If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.
Section 7.9Successor Trustee by Merger.
(a)If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, trust company or national banking association, the resulting, surviving or transferee entity without any further act shall be the successor Trustee; provided that such Persons shall be otherwise qualified and eligible under this Article VII.
(b)In case at the time such successor or successors to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.
Section 7.10Eligibility .
(a)The Trustee shall have a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report of condition.
Section 7.11Paying Agent and Registrar. The rights, protections and immunities granted to the Trustee under this Article VII shall apply mutatis mutandis to the Paying Agent, Registrar, any Authenticating Agent.

ARTICLE VIII
DEFEASANCE; DISCHARGE OF INDENTURE
Section 8.1Legal Defeasance and Covenant Defeasance.
(a)The Company may, at its option, at any time, upon compliance with the conditions set forth in Section 8.2, elect to have either Section 8.1(b) or Section 8.1(c) be applied to its obligations with respect to all Outstanding Notes and all obligations of the Guarantors under the Note Guarantees.
(b)Upon the Company’s exercise under Section 8.1(a) of the option applicable to this Section 8.1(b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.2, be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes and Note Guarantees on the 91st day after the deposit specified in Section 8.2(a) (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire

Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be Outstanding only for the purposes of the sections of this Indenture referred to in clause (i) or (ii) of this Section 8.1(b), and the Company shall have been deemed to have satisfied all their other obligations under such Notes, and hereunder (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:
(i)the rights of Holders to receive solely from the trust described in Section 8.2(a) below, as more fully set forth in such section, payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due,
(ii)the Company’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments,
(iii)the rights, powers, trusts, duties and immunities of the Trustee as described in Article VII and hereunder and the Company’s obligations in connection therewith, and
(iv)this Article VIII.
Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.1(b) notwithstanding the prior exercise of its option under Section 8.1(c).
(c)Upon the Company’s exercise under Section 8.1(a) of the option applicable to this Section 8.1(c), the Company, Parent Guarantor and Parent Guarantor’s Subsidiaries shall be, subject to the satisfaction of the applicable conditions set forth in Section 8.2, released and discharged from their obligations under the covenants (including, without limitation, the obligations contained in Section 3.4, Section 3.7, Section 3.8, Section 3.9, Section 3.10 and Section 3.12 with respect to the Outstanding Notes and the operation of Sections 6.1(a)(iii), (iv), (v), (vi), (vii) but only as it applies to any Subsidiary, and (viii) shall terminate on and after the date the conditions set forth below are satisfied) (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be Outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default with respect to the Notes or the Note Guarantees under Section 6.1, but, except as specified above, the remainder hereof and such Notes shall be unaffected thereby.
Section 8.2Conditions to Defeasance. The Company may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

(a)the Company has irrevocably deposited with the Trustee, in trust, for the benefit of the Holders cash in U.S. Dollars, certain direct non-callable obligations of, or guaranteed by, the United States, or a combination thereof, in such amounts as shall be sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium, if any, and interest on the Notes (including Additional Amounts) on the stated date for payment thereof or on the applicable redemption date, as the case may be;
(b)in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel from a nationally recognized law firm in the U.S. reasonably acceptable to the Trustee and independent of the Company to the effect that:
(i)the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or
(ii)since the Issue Date, there has been a change in the applicable U.S. federal income tax law;
in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the beneficial owners of the Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(c)in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel from a nationally recognized law firm in the U.S. reasonably acceptable to the Trustee and independent of the Company to the effect that the beneficial owners of the Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(d)no Default or Event of Default has occurred and is continuing on the date of the deposit pursuant to Section 8.2(a);
(e) the Company has delivered to the Trustee an Officers’ Certificate stating that such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
(f)the Company has delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or any Subsidiary of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(g)the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel from U.S. counsel reasonably acceptable to the Trustee and independent of the Company, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and
(h)the Company has delivered to the Trustee an Opinion of Counsel from U.S. counsel reasonably acceptable to the Trustee and independent of the Company to the effect that the trust funds shall not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.
Section 8.3Application of Trust Money. The Trustee shall hold in trust U.S. Dollars or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the U.S. Dollars from U.S. Government Obligations, together with earnings thereon, through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.
Section 8.4Repayment to Company.
(a)The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.
(b)Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.
Section 8.5Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations deposited with the Trustee pursuant to this Article VIII.
Section 8.6Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Dollars or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Dollars or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Dollars or U.S. Government Obligations held by the Trustee or Paying Agent.
Section 8.7Satisfaction and Discharge. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for herein) as to all Outstanding Notes, and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:
(a)either:
(i)all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or
(ii)all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds or U.S. Government Obligations sufficient without reinvestment to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and accrued and unpaid interest on the Notes to the date of deposit (in the case of Notes that have become due and payable) or to the maturity or Redemption Date, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment;
(b)the Company has paid all other sums payable under this Indenture and the Notes by the Company; and
(c)the Company has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

ARTICLE IX
AMENDMENTS
Section 9.1Without Consent of Holders.
(a)The Company, the Guarantors and the Trustee may amend, modify or supplement this Indenture and the Notes without notice to or consent of any Holder:
(i)to cure any ambiguity, omission, defect or inconsistency contained in this Indenture or the Notes;
(ii)to provide for the assumption by an Issuer Surviving Entity or Parent Guarantor Surviving Entity or another Guarantor of the obligations of the Company or a Guarantor under this Indenture;
(iii)to add Note Guarantees or additional guarantees with respect to the Notes or release a Note Guarantee in accordance with the terms of this Indenture;
(iv)to secure the Notes;

(v)to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;
(vi)to provide for the issuance of Additional Notes in accordance with the terms hereof;
(vii)to evidence the replacement of the Trustee as provided for under this Indenture;
(viii)if necessary, in connection with any release of any security permitted under this Indenture;
(ix)to make any other changes which do not adversely affect the rights of any Holder in any material respect;
(x)to provide for uncertificated Notes in addition to or in place of certificated Notes; or
(xi)to conform the terms of this Indenture, the Note Guarantees or the Notes with the description thereof set forth in the “Description of Notes” section of the Offering Memorandum, as provided in an Officers’ Certificate;
(b)[Reserved].
(c)After an amendment under this Section 9.1 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.
Section 9.2With Consent of Holders.
(a)Modifications to, amendments of, and supplements to, this Indenture or the Notes not set forth under Section 9.1 may be made with the consent of the Holders of a majority in principal amount of the then Outstanding Notes issued under this Indenture, except that, without the consent of each Holder affected thereby, no amendment may:
(i)reduce the percentage of the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;
(ii)reduce the rate of or change or have the effect of changing the time for payment of interest on any Notes;
(iii)change any place of payment where the principal of or interest on the Notes is payable;
(iv)reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

(v)make any Notes payable in money other than that stated in the Notes;
(vi)make any change in the provisions of this Indenture entitling each Holder to receive payment of principal of, premium, if any, and interest on such Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;
(vii)amend, change or modify in any material respect any obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control Repurchase Event that has occurred;
(viii)eliminate or modify in any manner the obligations of a Guarantor with respect to its Note Guarantee which adversely affects Holders in any material respect, except as contemplated in this Indenture;
(ix)make any change to Section 3.11 that adversely affects the rights of any Holder; and
(x)make any change to the provisions of this Indenture or the Notes that adversely affects the ranking of the Notes (for the avoidance of doubt, a change to the covenants described in Section 3.8 and Section 3.9 does not adversely affect the ranking of the Notes).
Section 9.3Revocation and Effect of Consents and Waivers.
(a)A consent to an amendment, supplement or waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Holder, except as otherwise provided in this Article IX. An amendment, supplement or waiver under Section 9.2 shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.2.
(b)The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.
Section 9.4Notation on or Exchange of Notes. If an amendment or supplement changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall execute and upon Company Order the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.
Section 9.5Trustee to Sign Amendments and Supplements. The Trustee shall sign any amendment or supplement authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment or supplement the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall receive, and (subject to Section 7.1 and Section 7.2) shall be fully protected in conclusively relying upon, such evidence as it deems appropriate, including, without limitation, the documents required by Section 11.2 and solely on an Opinion of Counsel and Officers’ Certificate, each stating that such amendment or supplement is authorized or permitted hereby and is the legal valid and binding obligation of the Company and the Guarantors.

ARTICLE XNOTE GUARANTEES
Section 10.1Note Guarantees.
(a)Each Guarantor hereby fully and unconditionally guarantees on a general unsecured senior basis, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder and to the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal, interest, premium, Additional Amounts, penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the Notes, Note Guarantees and the Indenture (such guaranteed obligations, the “Guaranteed Obligations”). Each Guarantor further agrees (to the extent permitted by law) that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation. Each Guarantor hereby agrees to pay, in addition to the amounts stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under any Note Guarantee.
(b)Each Guarantor waives presentment to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder to exercise any right or remedy against any other Guarantor; or (vi) any change in the ownership of the Company.

(c)Each Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guaranteed Obligations.
(d)Each of the Guarantors further expressly waives irrevocably and unconditionally:
(i)Any right it may have to first require any Holder to proceed against, initiate any actions before a court of law or any other judge or authority, or enforce any other rights or security or claim payment from the Company or any other Person (including any Guarantor or any other guarantor) before claiming from it under this Indenture;
(ii)Any rights to the benefits of orden, excusión, división, quita and espera arising from Articles 2814, 2815, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2826, 2837, 2839, 2840, 2845, 2846, 2847 and any other related or applicable Articles that are not explicitly set forth herein because of the Guarantor’s knowledge thereof, of the Código Civil Federal of Mexico and the Código Civil of each State of the Mexican Republic and for the Federal District of Mexico;
(iii)Any right to which it may be entitled to have the assets of the Company or any other Person (including any Guarantor or any other guarantor) first be used, applied or depleted as payment of the Company’s or the Guarantors’ obligations hereunder, prior to any amount being claimed from or paid by any of the Guarantors hereunder; and
(iv)Any right to which it may be entitled to have claims hereunder divided between the Guarantors.
(e)The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.
(f)Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy, or reorganization of the Company or otherwise.

(g)In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against each Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of:
(i)the unpaid amount of such Guaranteed Obligations then due and owing in U.S. Dollars; and
(ii)accrued and unpaid interest on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law).
(h)Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand:
(i)the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby; and
(ii)in the event of any such declaration of acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of its Note Guarantee.
Section 10.2Limitation on Liability; Termination, Release and Discharge
(a)The obligations of each Guarantor hereunder shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, result in the Guaranteed Obligations not constituting a fraudulent conveyance, fraudulent transfer or similar illegal transfer under applicable law.
(b)Each Guarantor shall be released and relieved of its obligations under its Note Guarantee in the event that:
(i)there is a Legal Defeasance or a Covenant Defeasance of the Notes pursuant to Article VIII;
(ii)there is a sale or other disposition (including through a consolidation or merger) of Capital Stock of such Guarantor following which such Guarantor is no longer a direct or indirect Subsidiary of the Parent Guarantor;
(iii)there is a sale of all or substantially all of the assets of such Guarantor (including by way of merger, stock purchase, asset sale or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Company or a Guarantor;

(iv)the Guarantor shall become prevented from guaranteeing the Notes by local law; or
(v)there is a satisfaction and discharge of this Indenture pursuant to Section 8.7;
provided, in each case, such transactions are carried out pursuant to and in accordance with all applicable covenants and provisions hereof.
Section 10.3Right of Contribution. Each Guarantor that makes a payment or distribution under a Note Guarantee will be entitled to a contribution from each other Guarantor in a pro rata amount, based on the net assets of each Guarantor determined in accordance with GAAP. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.
Section 10.4No Subrogation. Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full in cash of all Guaranteed Obligations. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full in cash, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations.
Section 10.5Additional Note Guarantees.
(a)The Parent Guarantor covenants and agrees that, if at any time after the date hereof (i) any Subsidiary of the Parent Guarantor is incorporated, formed or acquired under the laws of Argentina, Brazil, Mexico, Puerto Rico or Venezuela (provided such Venezuelan Subsidiary represents greater than 10% of Consolidated Adjusted EBITDA of the Parent Guarantor), other than an Unlevered Subsidiary, or (ii) any Venezuelan Subsidiary represents greater than 10% of Consolidated Adjusted EBITDA of the Parent Guarantor, and in respect to any such Subsidiary of the Parent Guarantor in clauses (i) and (ii) above, such Subsidiary of the Parent Guarantor is not prevented from becoming a Guarantor because of local laws or the existence of minority shareholders (a “Non-Guarantor Subsidiary”), the Parent Guarantor shall, after becoming aware of such event, (i) promptly notify the Trustee in writing of such event and (ii) cause such Subsidiary of the Parent Guarantor (an “Additional Subsidiary Guarantor”) concurrently to become a Guarantor on a general unsecured senior basis (promptly following the determination in accordance with the terms of this Indenture that such Subsidiary is a Guarantor) by executing a supplemental indenture substantially in the form of Exhibit E hereto and providing the Trustee with an Officers’ Certificate and to comply in all respects with the provisions of this Indenture and the Notes, as applicable; provided, however, that each Additional Subsidiary Guarantor will be automatically and unconditionally released and discharged from its obligations under such additional note guarantee (“Additional Note

Guarantee”) only in accordance with Section 10.2; and provided further that no Officers’ Certificate shall be required solely pursuant to this Section 10.5(a) on the Issue Date.
(b)The Company shall notify, in accordance with Section 11.1, the Holders of any execution of a supplemental indenture pursuant to and in accordance with Section 10.5(a); provided that no notice shall be required solely pursuant to this Section 10.5(b) as a result of the execution of any supplemental indenture pursuant to and in accordance with Section 10.5(a) on the Issue Date.
(c)To the extent otherwise permitted under this Indenture, the Company may form, create or acquire new Subsidiaries under the laws of Argentina, Brazil, Mexico, Puerto Rico or Venezuela that may also be Non-Guarantor Subsidiaries, to the extent they are prevented by local law or the existence of minority shareholders from guaranteeing the Notes; provided that the Company provides the Trustee with an Officers’ Certificate certifying that such Subsidiary is prevented by local law or the existence of minority shareholders from guaranteeing the Notes. If a Non-Guarantor Subsidiary is no longer prevented from guaranteeing the Notes, the Parent Guarantor shall promptly cause such Non-Guarantor Subsidiary to become a Guarantor by executing a supplemental indenture. Further, to the extent a Guarantor is no longer able to guarantee the Notes because of local law, the Company shall be permitted to designate such Guarantor as a Non-Guarantor Subsidiary in accordance with the terms hereof.

ARTICLE XI
MISCELLANEOUS
Section 11.1Notices.
(a)Any notice or communication shall be in writing and delivered in Person, by telecopy or mailed by first-class mail, postage prepaid, addressed as follows:
if to the Company or any Guarantor:
Arcos Dorados B.V.
Muiderstraat 5/F
1011 PZ Amsterdam
The Netherlands
Attention: Mariano Tannenbaum, Chief Financial Officer
c/o Arcos Dorados Holdings Inc.
Rio Negro 1338, First Floor
Montevideo, Uruguay 11100
if to the Trustee:
Citibank, N.A.
388 Greenwich Street, 26th Floor
New York, New York 10013
email: citi.cspag.debt@citi.com
Attention: Peter Lopez

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
(b)[Reserved]
(c)Notices to Holders of non-Global Notes shall be mailed to them by first- class mail by the Company or, at the Company’s request, by the Trustee. Notices to Holders of Global Notes shall be given to DTC in accordance with its applicable procedures.
(d)Notices shall be deemed to have been given on the date of delivery to DTC or mailing, as applicable. In addition, notices shall be delivered to Holders of Notes at their registered addresses.
(e)Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
(f)Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
(g)From and after the date the Notes are admitted to listing on the Official List of the Luxembourg Stock Exchange, and so long as it is required by the rules of such exchange, all notices to Holders of Notes shall be in English:
(1)in a leading newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort); or
(2)if such Luxembourg publication is not practicable, in one other leading English language newspaper being published on each day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions.
(h)In lieu of the foregoing, notices to Holders of Notes may be published via the website of the Luxembourg Stock Exchange at www.bourse.lu; provided that such method of publication satisfies the rules of such exchange.
Section 11.2Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
(a)an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that no such Opinion of Counsel shall be delivered with respect to the authentication and delivery of any Initial Notes on the Issue Date.
Section 11.3Statements Required in Officers’ Certificate or Opinion of Counsel. Each certificate or opinion, including each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:
(a)a statement that the individual making such certificate or opinion has read such covenant or condition;
(b)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
In giving an Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.
Section 11.4Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.
Section 11.5Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banks and foreign exchange markets are authorized or obligated to be closed in New York City, United States. If a payment date is a Legal Holiday, payment shall be made on the next succeeding Business Day, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.
Section 11.6Governing Law, etc.
(a)THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)EACH OF PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AS BETWEEN THE COMPANY AND THE TRUSTEE (BUT NOT THE HOLDERS OF THE NOTES) ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c)Each of the parties hereto:
(i)agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any U.S. federal or New York state court sitting in The City of New York, New York,
(ii)irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding,
(iii)waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum and any right to the jurisdiction of any other courts to which it may be entitled on account of place of residence or domicile, and
(iv)agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment.
(d)The Company and each of the Guarantors has appointed Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York, 10168, as its authorized agent (the “Authorized Agent”) upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon this Indenture or the Notes which may be instituted in any New York state or U.S. federal court in The City of New York, New York. The Company and each of the Guarantors represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company and each Guarantor agree to take any and all action, including the filing of any and all documents, that may be necessary to continue each such appointment in full force and effect as aforesaid so long as the Notes remain outstanding. The Company and each Guarantor agree that the appointment of the Authorized Agent shall be irrevocable so long as any of the Notes remain outstanding or until the irrevocable appointment by the Company and each Guarantor of a successor agent in The City of New York, New York as their authorized agent for such purpose and the acceptance of such appointment by such successor. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company and any Guarantor.
(e)To the extent that the Company or any Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company and each of the Guarantors hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Indenture or the Notes.
(f)Nothing in this Section 11.6 shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law.

Section 11.7No Recourse Against Others. No past, present or future incorporator, director, officer, employee, shareholder or controlling person, as such, of the Company or any Guarantor shall have any liability for any obligations of the Company under the Notes, this Indenture or any Note Guarantee or for any claims based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for issuance of the Notes.
Section 11.8Successors. All agreements of the Company or any Guarantor in this Indenture and the Notes shall bind its respective successors. All agreements of the Trustee in this Indenture shall bind its successors.
Section 11.9Duplicate and Counterpart Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture. This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement. This Indenture may also be executed in Argentina via the exchange of an offer letter and an acceptance letter (substantially in the form of Exhibit F hereto), and delivery of such letters shall be effective as delivery of an executed counterpart of this Indenture.
Section 11.10Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 11.11Currency Indemnity.
(a)U.S. Dollars is the sole currency of account and payment for all sums payable by the Company and any Guarantor, under or in connection with the Notes, this Indenture or any Note Guarantee. Any amount received or recovered in currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company, any Subsidiary or otherwise) by any payee in respect of any sum expressed to be due to it from the Company and any Guarantor shall only constitute a discharge of it under the Notes, this Indenture and such Note Guarantee to the extent of the U.S. Dollar amount which such payee is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which such payee is able to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under the Notes, this Indenture, or the Note Guarantee, the Company and any Guarantor shall indemnify the recipient against any loss sustained by it in making any such purchase. In any event, the Company and the Guarantors shall indemnify each payee, to the greatest extent permitted under applicable law, against the cost of making any purchase of U.S. Dollars. For the purposes of this Section 11.11, it shall be sufficient for a payee to certify in a satisfactory manner that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable) and that the change of the purchase date was needed.

(b)The indemnities of the Company and any Guarantor contained in this Section 11.11, to the extent permitted by law: (i) constitute a separate and independent obligation from the other obligations of the Company and the Guarantors under this Indenture and the Notes; (ii) shall give rise to a separate and independent cause of action against the Company; (iii) shall apply irrespective of any indulgence granted by any Holder of the Notes or the Trustee from time to time; (iv) shall continue in full force and effect notwithstanding any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Indenture, the Notes or any Note Guarantee; and (v) shall survive the termination of this Indenture.
Section 11.12Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.
ARCOS DORADOS B.V.

By:	/s/ Lucas Brizuela
Name: Lucas Brizuela
Title: Corporate Treasurer

ARCOS DORADOS HOLDINGS INC.

By:	/s/ Lucas Brizuela
Name: Lucas Brizuela
Title: Corporate Treasurer

ARCOS DOURADOS COMÉRCIO DE ALIMENTOS S.A.

By:	/s/ Lucas Brizuela
Name: Lucas Brizuela
Title: Corporate Treasurer

ARCOS DOURADOS RESTAURANTES, LTDA.

By:	/s/ Lucas Brizuela
Name: Lucas Brizuela
Title: Corporate Treasurer

ARCOS SERCAL INMOBILIARIA, S. DE R.L. DE C.V.
(Signature Page to Indenture)

By:	/s/ Lucas Brizuela
Name: Lucas Brizuela
Title: Corporate Treasurer

(Signature Page to Indenture)

RESTAURANTES ADMX, S. DE R.L. DE C.V. R.L. DE C.V.

By:	/s/ Lucas Brizuela
Name: Lucas Brizuela
Title: Corporate Treasurer

ARCOS DORADOS PUERTO RICO, LLC R.L. DE C.V.

By:	/s/ Lucas Brizuela
Name: Lucas Brizuela
Title: Corporate Treasurer

GOLDEN ARCH DEVELOPMENT, LLC R.L. DE C.V.

By:	/s/ Lucas Brizuela
Name: Lucas Brizuela
Title: Corporate Treasurer

(Signature Page to Indenture)

CITIBANK, N.A.,
as Trustee, Registrar, Paying Agent and Transfer Agent

By:	/s/ Peter Lopez
Name: Peter Lopez
Title: Senior Trust Officer

(Signature Page to Indenture)

Solely for the purposes of accepting the appointment of Luxembourg Paying Agent together with the rights, protections and Immunities granted to the Trustee under Article VII, which shall apply mutatis mutandis to the Luxembourg Paying Agent

BANQUE INTERNATIONALE À LUXEMBOURG, SOCIÉTÉ ANONYME,
as Luxembourg Paying Agent

By:	/s/ Laura Martin
Name: Laura MARTIN
Title: Business Developer New Issues & Listing

By:	/s/ Guo Xingshi
Name: GUO Xingshi
Title: Business Developer New Issues & Listing

(Signature Page to Indenture)

SCHEDULE I
MCDONALD’S FOREIGN PLEDGE AGREEMENTS
1.Stock Pledge Agreement (Contrato de Prenda de Acciones y Cesion Fiduciaria con Fines de Garantia), dated as of August 3, 2007, among the lenders party to the Credit Agreement, LatAm LLC (“LatAm”) and Woods White Staton Welten, as pledgors, Arcos Dorados S.A., McDonald’s Latin America, LLC (“McDonald’s”) and Deutsche Bank Trust Company Americas, as amended, supplemented or otherwise modified to date;
2.Stock Pledge Agreement (Contrato de Prenda de Acciones y Cesion Fiduciaria con Fines de Garantia), dated as of August 3, 2007, among the lenders party to the Credit Agreement, LatAm, Arcos Dorados Caribbean Development Corp. (“ADCDC”), Compañia de Inversiones Inmobiliarias (C.I.I.) S.A. and Deutsche Bank Trust Company Americas, as amended, supplemented or otherwise modified to date;
3.Second Lien Brazilian Quota Pledge Agreement, dated as of August 3, 2007, among McDonald’s, as the pledgee, and LatAm, ADCDC and Arcos Dorados B.V.;
4.Ratification to Pledge Agreement, dated as of August 3, 2008, made by Arcos Dorados B.V., LatAm and ADCDC in favor of McDonald’s (the “McDonald’s U.S. Stock Pledge Agreement”), dated on or about August 3, 2007, among LatAm, McDonald’s and the other parties to the McDonald’s U.S. Stock Pledge Agreement;
5.Venezuelan Share Pledge Agreement, dated as of August 3, 2007, between LatAm, Management Operations Company and Deutsche Bank Trust Company Americas, as amended, supplemented or otherwise modified to date;
6.McDonald’s Aruba Deed of Pledge of Shares, dated on or about August 3, 2007, among McDonald’s, LatAm, McDonald’s Aruba N.V.;
7.McDonald’s Contrato de Prenda Abierta sobre Cuotas en Colombia, dated on or about August 3, 2007, among LatAm, ADCDC and McDonald’s;
8.McDonald’s Contrato de Prenda Abierta sobre Acciones en Colombia, dated on or about August 3, 2007, among LatAm, ADCDC and McDonald’s;
9.McDonald’s Netherlands Antilles Deed of Pledge of Shares, dated on or about August 3, 2007, among McDonald’s, LatAm and McDonald’s St. Maarten and Curaçao N.V.;
10.Second Lien Ecuadorian Stock Pledge Agreement, dated on or about August 3, 2007, between LatAm and McDonald’s;
11.McDonald’s Panamanian Stock Pledge Agreement, dated on or about August 3, 2007, between LatAm and Eduardo de Alba, as pledgors, and McDonald’s, as pledgee;

12.Constitución y Preconstitución de Garantía Mobiliaria de Segundo Rango sobre Acciones, dated on or about August 3, 2007, among LatAm, McDonald’s and Operaciones Arcos Dorados de Perú S.A.;
13.McDonald’s Uruguay Stock Pledge Agreement, dated on or about August 3, 2007, among McDonald’s, LatAm and Gauchito de Oro S.A.;
14.McDonald’s Uruguay Social Quotas Pledge Agreement, dated on or about August 3, 2007, among McDonald’s, LatAm, ADCDC and Arcos del Sur S.R.L.;
15.First Lien Quota Pledge Agreement dated as of March 2018, among McDonald’s Latin America, LLC, Arcos Dorados Group B.V. and Arcos Dorados Curacao, N.V., as amended, supplemented or otherwise modified to date;
16.Deed of Pledge of Shares, dated as of March 21, 2018, among McDonald’s, Arcos Dorados Group B.V. and Arcos Dorados Curacao N.V., as amended, supplemented or otherwise modified to date;
17.Pledge Agreement, dated as of September 29, 2020, among LatAm, Arcos Dorados Development B.V., Arcos Dourados Comercio de Alimentos, S.A., Woods W. Staton, Arcos Dorados Argentina S.A. and McDonald’s, with respect to the Equity Interests of Arcos Dorados Argentina S.A., as amended, supplemented or otherwise modified to date;
18.Chilean Deed of Pledge of Shares, dated as of July 2, 2024, between LatAm and McDonald’s, with respect to the Equity Interests of Arcos Dorados Restaurantes de Chile SpA, as amended, supplemented or otherwise modified to date; and
19.Pledge Certificate, dated as of July 9, 2024, between LatAm and McDonald’s, with respect to the Equity Interests of Arcos Dorados Restaurantes de Chile SpA, as amended, supplemented or otherwise modified to date.

SCHEDULE II
SECURED RESTRICTED REAL ESTATE

Country Code	Property Number	Name	City	Province	Address	Parcel Size (sq. m.)	Building Size (sq. m)	Property Type
ARG	51	Nuñez	Buenos Aires	Capital	Libertador 7112	2955	676	Stand Alone
CHILE	5	KENNEDY	Santiago		Kennedy 5055	5002	862	Stand Alone
VZ	31	La Castellana	Caracas		Av Eugenio Mendoza con 2da Transversal, frente a la Plaza La Castellana	2449	1096	Stand Alone
ARG	32	Florida	Buenos Aires	Capital	Florida 568	886	2207	Street Retail
COL	6	CIUDAD SALITRE	BOGOTA		Carrera 68B No. 40A-30	4127	551	Stand Alone
COL	1	ANDINO	BOGOTA		Carrera 11 No. 82-02 L 355	N/A	424	Shopping Mall
ARG	20	Cabildo y F. Lacroze	Buenos Aires	Capital	Av. Cabildo 756	1546	447	Stand Alone
ARG	31	Florida	Buenos Aires	Capital	Florida 281	445	1107	Street Retail

EXHIBIT A
FORM OF NOTE
THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
Include the following Private Placement Legend on all Restricted Notes:
“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF ARCOS DORADOS B.V. (THE “COMPANY”) THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT

IT SHALL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.
THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ONLY AT THE OPTION OF THE COMPANY.”
Include the following Private Placement Legend on all Regulation S Global Notes:
“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION.
THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ON MARCH 10, 2025.”

FORM OF FACE OF NOTE

ARCOS DORADOS B.V.
6.375% SENIOR NOTES DUE 2032
No. [___]    Principal Amount U.S.$[__________]
[If the Note is a Global Note include the following two lines:
as revised by the Schedule of Increases and
Decreases in Global Note attached hereto]
        [If the Note is a Global
        Rule 144A Note, insert:
        CUSIP NO. 03965T AC7
        ISIN US03965TAC71]

        [If the Note is a Global
        Regulation S Note, insert:
        CUSIP NO. P04568 AC8
        ISIN USP04568AC88]

Arcos Dorados B.V., a Dutch private limited liability company (besloten venmootschap met beperkte aansprakelijkheid), promises to pay to Cede & Co., the nominee for The Depository Trust Company, or registered assigns, the principal sum of [__________________] U.S. Dollars [If the Note is a Global Note, add the following: as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on January 29, 2032.
Initial Rate of Interest:    6.375% per annum
Interest Payment Dates:    January 29 and July 29 of each year, commencing on July 29, 2025
Record Dates:            January 24 and July 24
Additional provisions of this Note are set forth on the other side of this Note.

ARCOS DORADOS B.V.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
Citibank, N.A., not in its individual capacity, but solely as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:    ___________________
Authorized Signatory

Dated: ___________________

FORM OF REVERSE SIDE OF NOTE
1.    Interest
Arcos Dorados B.V., a Dutch private limited liability company (besloten venmootschap met beperkte aansprakelijkheid) (and its successors and assigns under the Indenture hereinafter referred to, the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.
The Company shall pay interest semi-annually in arrears on each Interest Payment Date of each year, commencing on July 29, 2025. Payments will be made to the persons who are registered Holders at the close of business on the 5th calendar day immediately preceding an Interest Payment Date (whether or not a Business Day). The Company shall pay interest on overdue principal (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and, to the extent such payments are lawful, interest on overdue installments of interest (“Defaulted Interest”) without regard to any applicable grace periods at the interest rate shown on this Note, as provided in the Indenture.
All payments made by or on behalf of the Company in respect of the Notes shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges, unless the withholding or deduction of such taxes is required by law. In the event such taxes are imposed or levied by or on behalf of the Netherlands or any jurisdiction in which the Company is organized, resident or carrying on business for tax purposes (or if a Guarantor is obligated to deduct any withholding taxes imposed or levied by or on behalf of the Netherlands or any other jurisdiction in which the Guarantor is organized, resident or carrying on business for tax purposes from payments made under a Guarantee), or any political subdivision thereof (a “Relevant Jurisdiction”), or by any taxing authority of a Relevant Jurisdiction, the Company shall (or, with respect to a Guarantee, each Guarantor shall) pay to each Holder of the Notes Additional Amounts as provided Section 3.11 of the Indenture subject to the limitations set forth in Section 3.11 of the Indenture.
2.    Method of Payment
Prior to 11:00 a.m. (New York City time) on the Business Day prior to the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent immediately available funds in U.S. Dollars sufficient to pay such principal and/or interest. The Company shall pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date preceding the Interest Payment Date even if Notes are canceled, repurchased or redeemed after the Record Date and on or before the relevant Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in U.S. Dollars.

Payments in respect of Notes represented by a Global Note (including principal and interest) shall be made by the transfer of immediately available funds to the accounts specified by DTC. The Company shall make all payments in respect of a Certificated Note (including principal and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that if a Holder of Certified Notes in an aggregate principal amount of at least U.S.$1,000,000 has given wire transfer instructions to the Company and the Trustee, the Trustee, as Paying Agent, shall make all principal and interest payments on those Notes in accordance with such instructions.
3.    Paying Agent and Registrar
Initially, Citibank, N.A. (the “Trustee”), shall act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company may act as Paying Agent, Registrar or co-Registrar.
4.    Indenture
The Company originally issued the Notes under an Indenture, dated as of January 29, 2025 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, Arcos Dorados Holdings Inc., a British Virgin Islands business company (the “Parent Guarantor”), the Subsidiary Guarantors named therein, the Trustee and Banque Internationale à Luxembourg, Société Anonyme. The terms of the Notes include those stated in the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms. Each Holder by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended or supplemented from time to time.
The Notes are senior unsecured obligations of the Company. Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Company may issue Additional Notes. All Notes shall be treated as a single class of securities under the Indenture.
The Indenture imposes certain limitations, subject to certain exceptions, on, among other things, the ability of the Company and its Subsidiaries to incur Liens, enter into Sale and Lease-Back Transactions, or consolidate or merge or transfer or convey all or substantially all of the Company’s and its Subsidiaries’ assets.
5.    Optional Redemption
(a)Optional Redemption with a Make-Whole Premium.
At any time and from time to time prior to November 29, 2031 (the “Par Call Date”), the Company will have the right, at its option, to redeem any of the Notes, in whole or in part, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) 100% of the principal amount of such Notes, and
(2) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, the Company will have the right, at its option, to redeem any of the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par

Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
(b)Optional Redemption Upon Tax Event. If the Company determines that, as a result of any amendment to, or change in, the laws (or any rules or regulations thereunder) of any Relevant Jurisdiction, any taxing authority thereof or therein affecting taxation, or any amendment to, or change in an official interpretation or application of such laws, rules or regulations, which amendment to, or change in such laws, rules or regulations is legislated or promulgated or, in the case of a change in official interpretation or application, is announced or otherwise made available on or after the date of the Issue Date (or on or after the date an Issuer Surviving Entity assumes the obligations under the Notes, in the case of an Issuer Surviving Entity with a different Relevant Jurisdiction than the Company), the Company (or a Guarantor) would be obligated, to pay any Additional Amounts, provided that the Company, in its business judgment, determines that such obligation cannot be avoided by the Company taking reasonable measures available to it, including, without limitation, taking reasonable measures to change the Paying Agent, then, at the Company’s option, all, but not less than all, of the Notes may be redeemed at any time at a redemption price equal to 100% of the outstanding principal amount, plus any accrued and unpaid interest to the redemption date due thereon up to but not including the date of redemption; provided that (1) no notice of redemption for tax reasons may be given earlier than 90 days prior to the earliest date on which the Company (or a Guarantor) would be obligated to pay these Additional Amounts if a payment on the Notes were then due, and (2) at the time such notice of redemption is given such obligation to pay such Additional Amounts remains in effect.
    Prior to the giving of any notice of redemption pursuant to this provision, the Company will deliver to the Trustee:
(i)    an Officers’ Certificate stating that the Company is entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to the Company’s right to redeem have occurred; and
(ii)    an Opinion of Counsel from legal counsel in a Relevant Jurisdiction (which may be the Company’s counsel) of recognized standing to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change or amendment.
Notice of the redemption, once delivered by the Company to the Trustee, will be irrevocable.

(c)Optional Redemption Procedures. If fewer than all of the Notes are being redeemed, the Notes to be redeemed shall be selected as follows: (1) if the Notes are listed on an exchange, in compliance with the requirements of such exchange, (2) if the Notes are not so listed but are Global Notes, then by lot or otherwise in accordance with the procedures of DTC or the applicable depositary or (3) if the Notes are not so listed and are not in global form, on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the then outstanding Notes not previously called for redemption or purchase. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase. Notes and portions of Notes selected shall be in amounts of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof; no Notes of U.S.$200,000 or less shall be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not U.S.$200,000 or a multiple of U.S.$1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of the Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase. After the redemption date, upon surrender of a Note to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note, representing the same Indebtedness to the extent not redeemed, shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption). Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and, commencing on the redemption date, Notes redeemed will cease to accrue interest (unless the company defaults in the payment of the redemption price).
The Company shall give, or cause the Trustee to give, notice of redemption, in the manner provided for in Section 11.1 of the Indenture, to Holders of Notes to be redeemed at least 10 but not more than 30 days before the redemption date. If Notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof, if any, shall be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note shall be made, as appropriate).
Notes called for redemption shall become due on the date fixed for redemption. The Company shall pay the redemption price for any Note together with accrued and unpaid interest thereon through but not including the date of redemption. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture. Upon redemption of any Notes by the Company, such redeemed Notes shall be cancelled and cannot be reissued. The Company’s actions and determinations in determining any redemption price shall be conclusive and binding for all purposes, absent manifest error.

6.    Mandatory Repurchase Provisions
(a)    Mandatory Redemption upon Exercise of Call Option. No later than five (5) Business Days following the date upon which the Call Option Redemption Event occurs, the Company will provide the Trustee with a notice to redeem all of the Notes at a purchase price equal to 101% of the principal amount thereof, plus any accrued and unpaid interest thereon through the date of redemption (the “Call Option Exercise Payment”). For the avoidance of doubt, a Call Option Redemption Event will only occur in connection with the exercise by McDonald’s of the McDonald’s Call Option under the Master Franchise Agreements with respect to the Master Franchisee or the Brazilian Master Franchisee. An exercise by McDonald’s of the McDonald’s Call Option with respect to any other Subsidiary of the Company shall not be treated as a Call Option Redemption Event.
Notes subject to mandatory redemption following a Call Option Redemption Event will become due on the earlier of the date fixed for redemption or the 30th day following the Call Option Redemption Event. On and after the redemption date, interest will cease to accrue on the Notes as long as the Company has deposited with the Paying Agent funds in an amount equal to the Call Option Exercise Payment. Upon redemption of the Notes by the Company, the redeemed Notes will be cancelled.
(b)    Change Of Control Offer. Upon the occurrence of a Change of Control Repurchase Event, each Holder of Notes shall have the right to require that the Company purchase all or a portion (in integral multiples of U.S.$1,000, provided that the principal amount of such Holder’s Note will not be less than U.S.$200,000) of the Holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest through the date of purchase.
Within 30 days following the date upon which the Change of Control Repurchase Event occurs, the Company must make a Change of Control Offer pursuant to a Change of Control Notice. As more fully described in the Indenture, the Change of Control Notice shall state, among other things, the Change of Control Payment Date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by applicable law.
7.    Denominations; Transfer; Exchange
The Notes are in fully registered form without coupons, and only in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar shall be entitled to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and the transferee. The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of Notes to be redeemed and ending on the date of such mailing or (ii) any

Notes for a period beginning 15 days before an interest payment date and ending on such interest payment date.
8.    Persons Deemed Owners
The registered holder of this Note shall be treated as the owner of it for all purposes.
9.    Unclaimed Money
If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
10.    Discharge Prior to Redemption or Maturity
Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee U.S. Dollars or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.
11.    Amendment, Waiver
(a)    Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee may, among other things, amend or supplement the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency; to provide for the assumption by a Surviving Entity of the obligations of the Company or a Guarantor under the Indenture; to add Note Guarantees or additional guarantees with respect to the Notes or release a Note Guarantee in accordance with the terms of the Indenture; to secure the Notes; to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; to provide for the issuance of Additional Notes; to conform the text of the Indenture, the Note Guarantees or the Notes to any provision of the Offering Memorandum; to evidence the replacement of the Trustee as provided for under the Indenture; if necessary, in connection with any release of any security permitted under the Indenture; to provide for uncertificated Notes in addition to or in place of certificated Notes; if necessary, in connection with any release of any security permitted under the Indenture; or to make any other changes which do not adversely affect the rights of any of the Holders in any material respect.
(b)    Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes and (ii) any Default or Event of Default under the Indenture (except a Default in the payment of the principal of, premium, if any, or interest on any Notes) may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes. However, without the consent of each Holder affected thereby, no amendment may, among other things, reduce the percentage of the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver; reduce the rate of or change or have the effect of changing the time for payment of interest on any Notes; change any place of payment where the principal of or interest on the Notes is payable; reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor; make any Notes payable in money other than that stated in the Notes; make any change in the provisions of the Indenture entitling each Holder to receive payment of principal of, premium, if any, and interest on the Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default; amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control Repurchase Event that has occurred; eliminate or modify in any manner a Guarantor’s obligations with respect to its Note Guarantee which adversely affects Holders in any material respect, except as contemplated in the Indenture; make any change in the Additional Amounts provisions of the Indenture that adversely affects the rights of any Holder; or make any change to the provisions of this Indenture or the Notes that adversely affects the ranking of the Notes (for the avoidance of doubt, a change to the covenants described in Section 3.8 and Section 3.9 of the Indenture does not adversely affect the ranking of the Notes).
12.    Defaults and Remedies
If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default, which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.
Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity and/or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.
13.    Trustee Dealings with the Company
Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
14.    No Recourse Against Others
No past, present or future incorporator, director, officer, employee, shareholder or controlling person, as such, of the Company or any Guarantor, shall have any liability for any obligations of the Company under the Notes, the Indenture or a Note Guarantee or for any claims based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
15.    Authentication
This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.
16.    Abbreviations
Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).
17.    CUSIP or ISIN Numbers
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP or ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
18.    Governing Law
This Note shall be governed by, and construed in accordance with, the laws of the State of New York.
19.    Currency of Account; Conversion of Currency.
U.S. Dollars is the sole currency of account and payment for all sums payable by the Company or any Guarantor under or in connection with the Notes, any Note Guarantee or the Indenture. The Company and any Guarantor shall indemnify the Holders as provided in respect of the conversion of currency relating to the Notes, any Note Guarantee and the Indenture.
20.    Agent for Service; Submission to Jurisdiction; Waiver of Immunities.
The parties hereto have agreed that any suit, action or proceeding arising out of or based upon the Indenture or the Notes may be instituted in any New York state or U.S. federal court in The City of New York, New York. The parties hereto have irrevocably submitted to the jurisdiction of such courts for such purpose and waived, to the fullest extent permitted by law, trial by jury, any objection they may now or hereafter have to the laying of venue of any such proceeding, and any claim they may now or hereafter have that any proceeding in any such court is brought in an inconvenient forum and any right to the jurisdiction of any other courts to which any of them may be entitled, on account of place of residence or domicile. The Company has appointed Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York, 10168, as its authorized agent upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Notes which may be instituted in any New York state or U.S. federal court in The City of New York, New York. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to it or any of their property, the Company has irrevocably waived and agreed not to plead or claim such immunity in respect of its obligations under the Indenture or the Notes.
Nothing in the preceding paragraph shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law.
The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:
Arcos Dorados B.V.
Muiderstraat 5/F
1011 PZ Amsterdam
The Netherlands
Attention: Mariano Tannenbaum, Chief Financial Officer

c/o Arcos Dorados Holdings Inc.
Rio Negro 1338, First Floor
Montevideo, Uruguay 11100

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
(Print or type assignee’s name, address and zip code)
(Insert assignee’s Social Security or Tax I.D. Number)
and irrevocably appoint __________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:_______________    Your Signature: ________________________________________
(Sign exactly as your name appears on the other side of this Note.)
Signature Guarantee:    ______________________________
(Signature must be guaranteed)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

[To be attached to Global Notes only]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have part of this Note purchased by the Company pursuant to Section 3.7 of the Indenture, state the principal amount (which must be an integral multiple of U.S.$1,000, provided that the principal amount is not less than U.S.$200,000) that you want to have purchased by the Company:
U.S.$____________
Date: __________    Your Signature ____________________________
(Sign exactly as your name appears on the
other side of the Note)
Tax Identification No.:________________________
Signature Guarantee:    _______________________________________
(Signature must be guaranteed)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

EXHIBIT B
FORM OF CERTIFICATE FOR TRANSFER TO QIB
[Date]
Citibank, N.A., as Trustee
480 Washington Boulevard, 30th Floor
Jersey City, New Jersey 07310
Attention: Citi Agency & Trust, Arcos Dorados

Re:    6.375% Senior Notes due 2032 (the “Notes”)
of Arcos Dorados B.V. (the “Company”)
Ladies and Gentlemen:
Reference is hereby made to the Indenture, dated as of January 29, 2025 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, Arcos Dorados Holdings Inc., a British Virgin Islands business company (the “Parent Guarantor”), the Subsidiary Guarantors named therein, Citibank, N.A., as Trustee, and Banque Internationale à Luxembourg, Société Anonyme. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.
This letter relates to U.S.$___________ aggregate principal amount of Notes [in the case of a transfer of an interest in a Regulation S Global Note: which represents an interest in a Regulation S Global Note] beneficially owned by the undersigned (the “Transferor”) to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Global Note.
In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (“Rule 144A”), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

    B-1

You and the Company are entitled to conclusively rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.
Very truly yours,
[Name of Transferor]
By:____________________________
_______________________________
Authorized Signature
B-2

EXHIBIT C
FORM OF CERTIFICATE FOR TRANSFER
PURSUANT TO REGULATION S
[Date]

Citibank, N.A., as Trustee
480 Washington Boulevard, 30th Floor
Jersey City, New Jersey 07310
Attention: Citi Agency & Trust, Arcos Dorados

Re:    6.375% Senior Notes due 2032 (the “Notes”)
of Arcos Dorados B.V. (the “Company”)
Ladies and Gentlemen:
Reference is hereby made to the Indenture, dated as of January 29, 2025 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, Arcos Dorados Holdings Inc., a British Virgin Islands business company (the “Parent Guarantor”), the Subsidiary Guarantors named therein, Citibank, N.A., as Trustee, and Banque Internationale à Luxembourg, Société Anonyme. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.
In connection with our proposed sale of U.S.$________ aggregate principal amount of the Notes [in the case of a transfer of an interest in a 144A Global Note:, which represent an interest in a 144A Global Note] beneficially owned by the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
(a)    the offer of the Notes was not made to a person in the United States;
(b)    either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;
(c)    no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;
C-1

(d)    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and
(e)    we are the beneficial owner of the principal amount of Notes being transferred.
In addition, if the sale is made during a Distribution Compliance Period and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be.
You and the Company are entitled to conclusively rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.
Very truly yours,
[Name of Transferor]
By:____________________________
_______________________________
Authorized Signature
C-2

EXHIBIT D
FORM OF CERTIFICATE FOR TRANSFER
PURSUANT TO RULE 144
[Date]
Citibank, N.A., as Trustee
480 Washington Boulevard, 30th Floor
Jersey City, New Jersey 07310
Attention: Citi Agency & Trust, Arcos Dorados

Re:    6.375% Senior Notes due 2032 (the “Notes”)
of Arcos Dorados B.V. (the “Company”)
Ladies and Gentlemen:
Reference is hereby made to the Indenture, dated as of January 29, 2025 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, Arcos Dorados Holdings Inc., a British Virgin Islands business company (the “Parent Guarantor”), the Subsidiary Guarantors named therein, Citibank, N.A., as Trustee, and Banque Internationale à Luxembourg, Société Anonyme. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.
In connection with our proposed sale of U.S.$________ aggregate principal amount of the Notes [in the case of a transfer of an interest in a 144A Global Note:, which represent an interest in a 144A Global Note] beneficially owned by the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act.
You and the Company are entitled to conclusively rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.
Very truly yours,
[Name of Transferor]
By:____________________________
_______________________________
Authorized Signature
D-1

EXHIBIT E
FORM OF SUPPLEMENTAL INDENTURE
FOR NOTE GUARANTEE
This Supplemental Indenture, dated as of [__________] (this “Supplemental Indenture”), among [name of Subsidiary], a [________] [corporation][limited liability company] (the “Additional Subsidiary Guarantor”), Arcos Dorados B.V., a Dutch private limited liability company (besloten venmootschap met beperkte aansprakelijkheid) (together with its successors and assigns, the “Company”) and Citibank, N.A., as Trustee under the Indenture referred to below.
W I T N E S S E T H:
WHEREAS, the Company, the Trustee and the Guarantors named therein (each a “Guarantor” and together the “Guarantors”) have heretofore executed and delivered an Indenture, dated as of January 29, 2025 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 6.375% Senior Notes due 2032 of the Company (the “Notes”); and
WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to supplement the Indenture, without the consent of any Holder;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Subsidiary Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
ARTICLE I
DEFINITIONS
Section 1.1. Defined Terms. Unless otherwise defined in this Supplemental Indenture, terms defined in the Indenture are used herein as therein defined.
ARTICLE II
AGREEMENT TO BE BOUND; GUARANTEE
Section 2.1. Agreement to be Bound. The Additional Subsidiary Guarantor hereby becomes a party to the Indenture as a Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The Additional Subsidiary Guarantor hereby agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

Section 2.2. Subsidiary Guarantees.
(a)The Additional Subsidiary Guarantor hereby fully and unconditionally guarantees on a general unsecured senior basis, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder and to the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal, interest, premium, Additional Amounts, penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the Notes, Note Guarantees and the Indenture (such guaranteed obligations, the “Guaranteed Obligations”). The Additional Subsidiary Guarantor further agrees (to the extent permitted by law) that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Agreement notwithstanding any extension or renewal of any Guaranteed Obligation. The Additional Subsidiary Guarantor hereby agrees to pay, in addition to the amounts stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under any Guarantee.
(b)The Additional Subsidiary Guarantor waives presentment to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The Additional Subsidiary Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of the Additional Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder to exercise any right or remedy against any other Guarantor; or (vi) any change in the ownership of the Company.
(c)The Additional Subsidiary Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guaranteed Obligations.
(d)The Additional Subsidiary Guarantors further expressly waives irrevocably and unconditionally:
(i)Any right it may have to first require any Holder to proceed against, initiate any actions before a court of law or any other judge or authority, or enforce any other rights or security or claim payment from the Company or any other Person (including any Guarantor or any other guarantor) before claiming from it under this Indenture;
(ii)[Any rights and benefits set forth in the following provisions of the Argentine Civil and Commercial Code: Articles 831 (defensas), 1578 (retractación de fianza), 1583 (beneficio de excusión), 1584 (excepciones al beneficio de excusión), 1585 (beneficio de excusión en caso de coobligados), 1586 (exigibilidad en caso de concurso o quiebra), 1587 (defensas) (other than with respect to defenses or motions based on documented payment (pago)), 1588 (oponibilidad de sentencia), 1589 (beneficio de división), 1592 (subrogación), 1594 (embargo al deudor), 1596 (extinción de fianza) and 1597 (novación) of the Argentine Civil and Commercial Code];

(iii)[Any rights to the benefits of orden, excusión, división, quita and espera arising from Articles 2814, 2815, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2826, 2837, 2839, 2840, 2845, 2846, 2847 and any other related or applicable Articles that are not explicitly set forth herein because of the Additional Subsidiary Guarantor’s knowledge thereof, of the Código Civil Federal of Mexico and the Código Civil of each State of the Mexican Republic and for the Federal District of Mexico];
(iv)(1) [the collection benefit (beneficio de excusión) granted by articles 1812, 1815, 1816, 1818 of the Venezuelan Civil Code; (2) the division benefit (beneficio de división) granted in articles 1819 and 1820 of the Venezuelan Civil Code];
(v)Any right to which it may be entitled to have the assets of the Company or any other Person (including any Guarantor or any other guarantor) first be used, applied or depleted as payment of the Company’s or the Additional Subsidiary Guarantors’ obligations hereunder, prior to any amount being claimed from or paid by the Additional Subsidiary Guarantors hereunder; and
(vi)Any right to which it may be entitled to have claims hereunder divided among the Guarantors and the Additional Subsidiary Guarantor.
(e)The obligations of the Additional Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Additional Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under the Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Additional Subsidiary Guarantor or would otherwise operate as a discharge of the Additional Subsidiary Guarantor as a matter of law or equity.
(f)The Additional Subsidiary Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy, or reorganization of the Company or otherwise.
(g)In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against the Additional Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, the Additional Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of:
(i)the unpaid amount of such Guaranteed Obligations then due and owing in U.S. Dollars; and

(ii)accrued and unpaid interest on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law).
(h)The Additional Subsidiary Guarantor further agrees that, as between the Additional Subsidiary Guarantor, on the one hand, and the Holders, on the other hand:
(i)the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in the Indenture for the purposes of its Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby; and
(ii)in the event of any such declaration of acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Additional Subsidiary Guarantor for the purposes of its Note Guarantee.
Section 2.3    Limitation on Liability; Termination, Release and Discharge.
(a)The obligations of the Additional Subsidiary Guarantor hereunder shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Additional Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the Guaranteed Obligations not constituting a fraudulent conveyance, fraudulent transfer or similar illegal transfer under applicable law.
(b)The Additional Subsidiary Guarantor shall be released and relieved of its obligations under its Note Guarantee (except with respect to Guaranteed Obligations that by their terms survive) in the event that:
(i)there is a Legal Defeasance or Covenant Defeasance of the Notes pursuant to the Indenture;
(ii)there is a sale or other disposition (including through a consolidation or merger) of Capital Stock of the Additional Subsidiary Guarantor following which the Additional Subsidiary Guarantor is no longer a direct or indirect Subsidiary of the Company;
(iii)there is a sale of all or substantially all of the assets of the Additional Subsidiary Guarantor (including by way of merger, stock purchase, asset sale or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Company or a Guarantor;
(iv)the Additional Subsidiary Guarantor shall become prevented from guaranteeing the Notes by local law; or
(v)there is a satisfaction and discharge of the Indenture pursuant to Section 8.7 of the Indenture;

provided, in each case, such transactions are carried out pursuant to and in accordance with all applicable covenants and provisions thereof.
Section 2.4    Right of Contribution. If the Additional Subsidiary Guarantor makes a payment or distribution under its Note Guarantee, it will be entitled to a contribution from each other Guarantor in a pro rata amount, based on the net assets of each Guarantor and the Additional Subsidiary Guarantor determined in accordance with GAAP. The provisions of this Section 2.4 and Section 10.3 of the Indenture shall in no respect limit the obligations and liabilities of the Additional Subsidiary Guarantor to the Trustee and the Holders and the Additional Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by the Additional Subsidiary Guarantor hereunder.
Section 2.5    No Subrogation. The Additional Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full in cash of all Guaranteed Obligations. If any amount shall be paid to the Additional Subsidiary Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full in cash, such amount shall be held by the Additional Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of the Additional Subsidiary Guarantor, and shall, forthwith upon receipt by the Additional Subsidiary Guarantor, be turned over to the Trustee in the exact form received by the Additional Subsidiary Guarantor (duly endorsed by the Additional Subsidiary Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations.

ARTICLE III
MISCELLANEOUS
Section 3.1.    Notices. Any notice or communication delivered to the Company under the provisions of the Indenture shall constitute notice to the Additional Subsidiary Guarantor.
Section 3.2.    Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
Section 3.3.    Governing Law, etc. This Supplemental Indenture shall be governed by the provisions set forth in Section 11.6 of the Indenture.
Section 3.4.    Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.5.    Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.
Section 3.6.    Duplicate and Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. One signed copy is enough to prove this Supplemental Indenture. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.
Section 3.7.    Headings. The headings of the Articles and Sections in this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered as a part hereof and shall not modify or restrict any of the terms or provisions hereof.
Section 3.8.    The Trustee. The recitals in this Supplemental Indenture are made by the Company and the Additional Subsidiary Guarantor only and not by the Trustee, and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like effect as if set forth herein in full. The Trustee makes no representations or warranties as to the correctness of the recitals contained herein, which shall be taken as statements of the Company, or the validity or sufficiency of this Supplemental Indenture and the Trustee shall not be accountable or responsible for or with respect to nor shall the Trustee have any responsibility for provisions thereof. The Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture and perform its obligations hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ARCOS DORADOS B.V.

By:
Name:
Title:

[NAME OF GUARANTOR],
as Additional Subsidiary Guarantor

By:
Name:
Title:

CITIBANK, N.A.,
as Trustee
By:
Name:
Title:

EXHIBIT F
FORM OF INDENTURE OFFER LETTER AND
INDENTURE ACCEPTANCE LETTER

    F-1